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                                                                    EXHIBIT 10.1

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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                       APPLIED GRAPHICS TECHNOLOGIES, INC.

                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT,

                                       AND

                           SILVER POINT FINANCE, LLC,

                           AS THE DOCUMENTATION AGENT

                           DATED AS OF AUGUST 4, 2003

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                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION.............................................................................          1
         1.1      Definitions.....................................................................................          1
         1.2      Accounting Terms................................................................................         38
         1.3      Code............................................................................................         38
         1.4      Construction....................................................................................         38
         1.5      Schedules and Exhibits..........................................................................         39

2.       LOAN AND TERMS OF PAYMENT................................................................................         39
         2.1      Revolver Advances...............................................................................         39
         2.2      Term Loans......................................................................................         40
         2.3      Borrowing Procedures and Settlements............................................................         41
         2.4      Payments........................................................................................         48
         2.5      Overadvances....................................................................................         57
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.....................         57
         2.7      Cash Management.................................................................................         59
         2.8      Crediting Payments..............................................................................         60
         2.9      Designated Account..............................................................................         61
         2.10     Maintenance of Loan Account; Statements of Obligations..........................................         61
         2.11     Fees............................................................................................         61
         2.12     Letters of Credit...............................................................................         62
         2.13     LIBOR Option....................................................................................         66
         2.14     Capital Requirements............................................................................         69
         2.15     Joint and Several Liability of Borrowers........................................................         69
         2.16     Registered Notes................................................................................         73

3.       CONDITIONS; TERM OF AGREEMENT............................................................................         73
         3.1      Conditions Precedent to the Initial Extension of Credit.........................................         73
         3.2      Conditions Subsequent to the Initial Extension of Credit........................................         79
         3.3      Conditions Precedent to all Extensions of Credit................................................         80
         3.4      Term............................................................................................         80
         3.5      Effect of Termination...........................................................................         80
         3.6      Early Termination by Borrowers..................................................................         81
         3.7      Conditions To the UK Borrower Becoming a Borrower...............................................         82

4.       CREATION OF SECURITY INTEREST............................................................................         84
         4.1      Grant of Security Interest......................................................................         84
         4.2      Negotiable Collateral...........................................................................         85
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral..........................         85
         4.4      Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional
                  Documentation Required..........................................................................         85
         4.5      Power of Attorney...............................................................................         86
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
         4.6      Right to Inspect................................................................................         87
         4.7      Control Agreements..............................................................................         87

5.       REPRESENTATIONS AND WARRANTIES...........................................................................         87
         5.1      No Encumbrances.................................................................................         87
         5.2      Eligible Accounts...............................................................................         87
         5.3      [Intentionally Omitted].........................................................................         88
         5.4      Equipment.......................................................................................         88
         5.5      Location of Inventory and Equipment.............................................................         88
         5.6      Inventory Records...............................................................................         88
         5.7      State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number;
                  Commercial Tort Claims..........................................................................         88
         5.8      Due Organization and Qualification; Restricted Subsidiaries.....................................         88
         5.9      Due Authorization; No Conflict..................................................................         89
         5.10     Litigation......................................................................................         91
         5.11     No Material Adverse Change......................................................................         91
         5.12     Fraudulent Transfer.............................................................................         91
         5.13     Employee Benefits...............................................................................         91
         5.14     Environmental Condition.........................................................................         91
         5.15     Brokerage Fees..................................................................................         92
         5.16     Intellectual Property...........................................................................         92
         5.17     Leases..........................................................................................         93
         5.18     Deposit Accounts and Securities Accounts........................................................         93
         5.19     Complete Disclosure.............................................................................         93
         5.20     Indebtedness....................................................................................         94
         5.21     Taxes and Payments..............................................................................         94
         5.22     Real Property Collateral........................................................................         94
         5.23     Inactive Subsidiaries...........................................................................         94

6.       AFFIRMATIVE COVENANTS....................................................................................         94
         6.1      Accounting System...............................................................................         95
         6.2      Collateral Reporting............................................................................         95
         6.3      Financial Statements, Reports, Certificates.....................................................         96
         6.4      Guarantor Reports...............................................................................         99
         6.5      Return..........................................................................................         99
         6.6      Maintenance of Properties.......................................................................         99
         6.7      Taxes...........................................................................................         99
         6.8      Insurance.......................................................................................         99
         6.9      Location of Inventory and Equipment.............................................................        100
         6.10     Compliance with Laws............................................................................        100
         6.11     Leases..........................................................................................        100
         6.12     Existence.......................................................................................        100
         6.13     Environmental...................................................................................        100
         6.14     Disclosure Updates..............................................................................        101
         6.15     Formation of Subsidiaries.......................................................................        101

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
         6.16     Intellectual Property...........................................................................        102
         6.17     Availability on UK Borrower Closing Date........................................................        104
         6.18     Excess Availability at Term Loan B Maturity Date................................................        104
         6.19     UK Advances.....................................................................................        104
         6.20     Real Estate Surveys.............................................................................        104
         6.21     Clean-Up of Certain Intellectual Property.......................................................        104

7.       NEGATIVE COVENANTS.......................................................................................        105
         7.1      Indebtedness....................................................................................        105
         7.2      Liens...........................................................................................        106
         7.3      Restrictions on Fundamental Changes.............................................................        106
         7.4      Disposal of Assets..............................................................................        106
         7.5      Change Name.....................................................................................        106
         7.6      Nature of Business..............................................................................        106
         7.7      Prepayments and Amendments......................................................................        107
         7.8      [Intentionally Omitted].........................................................................        107
         7.9      Consignments....................................................................................        107
         7.10     Distributions...................................................................................        107
         7.11     Accounting Methods..............................................................................        107
         7.12     Investments.....................................................................................        108
         7.13     Transactions with Affiliates....................................................................        108
         7.14     Suspension......................................................................................        108
         7.15     [Intentionally Omitted].........................................................................        108
         7.16     Use of Proceeds.................................................................................        108
         7.17     Inventory and Equipment with Bailees............................................................        108
         7.18     Financial Covenants.............................................................................        108
         7.19     Inactive Subsidiaries...........................................................................        111
         7.20     Tender Offer Documents, Back-end Merger Documents, and Other Restructuring Documents............        111
         7.21     Flow of Funds...................................................................................        111
         7.22     Fleet Earn-out Payment..........................................................................        112

8.       EVENTS OF DEFAULT........................................................................................        112

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES...................................................................        115
         9.1      Rights and Remedies.............................................................................        115
         9.2      Remedies Cumulative.............................................................................        117

10.      TAXES AND EXPENSES.......................................................................................        117

11.      WAIVERS; INDEMNIFICATION.................................................................................        118
         11.1     Demand; Protest; etc............................................................................        118
         11.2     The Lender Group's Liability for Collateral.....................................................        118
         11.3     Indemnification.................................................................................        118

12.      NOTICES..................................................................................................        119

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
13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................................................        120

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................................................        121
         14.1     Assignments and Participations..................................................................        121
         14.2     Successors......................................................................................        125

15.      AMENDMENTS; WAIVERS......................................................................................        125
         15.1     Amendments and Waivers..........................................................................        125
         15.2     Replacement of Holdout Lender...................................................................        126
         15.3     No Waivers; Cumulative Remedies.................................................................        127

16.      AGENT; THE LENDER GROUP..................................................................................        127
         16.1     Appointment and Authorization of Agent..........................................................        127
         16.2     Delegation of Duties............................................................................        128
         16.3     Liability of Agent..............................................................................        128
         16.4     Reliance by Agent...............................................................................        128
         16.5     Notice of Default or Event of Default...........................................................        129
         16.6     Credit Decision.................................................................................        129
         16.7     Costs and Expenses; Indemnification.............................................................        130
         16.8     Agent in Individual Capacity....................................................................        130
         16.9     Successor Agent.................................................................................        131
         16.10    Lender in Individual Capacity...................................................................        131
         16.11    Withholding Taxes...............................................................................        131
         16.12    Collateral Matters..............................................................................        134
         16.13    Restrictions on Actions by Lenders; Sharing of Payments.........................................        135
         16.14    Agency for Perfection...........................................................................        135
         16.15    Payments by Agent to the Lenders................................................................        136
         16.16    Concerning the Collateral and Related Loan Documents............................................        136
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders;
                  Other Reports and Information...................................................................        136
         16.18    Several Obligations; No Liability...............................................................        137

17.      GENERAL PROVISIONS.......................................................................................        137
         17.1     Effectiveness...................................................................................        137
         17.2     Section Headings................................................................................        138
         17.3     Interpretation..................................................................................        138
         17.4     Severability of Provisions......................................................................        138
         17.5     Amendments in Writing...........................................................................        138
         17.6     Counterparts; Telefacsimile Execution...........................................................        138
         17.7     Revival and Reinstatement of Obligations........................................................        138
         17.8     Confidentiality.................................................................................        138
         17.9     Integration.....................................................................................        140
         17.10    Parent as Agent for Borrowers...................................................................        140
         17.11    Determinations; Judgment Currency...............................................................        140
         17.12    Syndication.....................................................................................        141

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 4, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), SILVER POINT FINANCE, LLC, a Delaware limited liability company, as the documentation agent ("Documentation Agent"), and, on the other hand, APPLIED GRAPHICS TECHNOLOGIES, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

         The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means an account (as that term is defined in the Code), including all books and other debts, and any and all supporting obligations in respect thereof.

                  "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of a Borrower or its Subsidiaries.

                  "Additional Documents" has the meaning set forth in Section
4.4 (c).

                  "Administrative Borrower" has the meaning set forth in Section 17.10.

                  "Advances" means, collectively, the U.S. Advances and the UK Advances.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

                  "Agent" means WFF, solely in its capacity as arranger and administrative agent hereunder, and any successor thereto.

                  "Agent Advances" has the meaning set forth in Section
2.3(e)(i).

                  "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

                  "Agent's Liens" means the Liens granted by Borrowers or their Restricted Subsidiaries to Agent under this Agreement or the other Loan Documents.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Applicable Prepayment Premium" means, as of any date of determination, (a) with respect to Advances and Term Loan A, an amount equal to
(i) during the period from and after the date of execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5.00% times the sum of (A) the Maximum Revolver Amount plus (B) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, (ii) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4.00% times the sum of (A) the Maximum Revolver Amount plus (B) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, (iii) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3.00% times the sum of
(A) the Maximum Revolver Amount plus (B) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, (iv) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2.00% times the sum of (A) the Maximum Revolver Amount plus (B) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, and (v) during the period from and including the date that is the fourth anniversary of the Closing Date up to the Maturity Date, 1.00% times the sum of (A) the Maximum Revolver Amount plus (B) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination; provided, however, that if this Agreement is terminated as a result of (x)

Borrowers entering into a new financing arrangement with Wells Fargo or (y) a Change of Control, then the Applicable Prepayment Premium shall be deemed to be zero (0); and (b) with respect to any payment of Term Loan B, zero (0).

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

                  "Authorized Person" means any officer or employee of Administrative Borrower.

                  "Availability" means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

                  "Back-end Merger" means the merger of Newco with and into Parent, with Parent as the surviving Person, such merger to be consummated after the Tender Offer (provided that at least 51% of the outstanding common stock of Parent shall be tendered and accepted in the Tender Offer).

                  "Back-end Merger Documents" means the Merger Agreement entered into between Newco and Parent and any other documents, instruments and agreements executed and delivered in connection with the Back-end Merger.

                  "Back-end Merger Effective Date" means the effective date of the Back-end Merger.

                  "Bank Product" means any financial accommodation extended to Borrowers or their Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement), including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

                  "Bank Product Agreements" means those agreements entered into from time to time by Borrowers or their Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers or their Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower or its Subsidiaries is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrowers or their Subsidiaries.

                  "Bank Product Provider" means Wells Fargo or any of its Affiliates.

                  "Bank Product Reserves" means, as of any date of determination, the lesser of (a) $1,000,000 and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding; provided that in order to qualify as Bank Product Reserves such reserves must be established at the time the Bank Product Provider provides the applicable Bank Product.

                  "Bankruptcy Code" means title 11 of the United States Code and the Insolvency Act 1986 of the United Kingdom, each as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered by major banks in the London interbank market two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate
Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

                  "Base Rate Loan" means the portion of the Advances or the Term Loans that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means 1.50 percentage points.

                  "Base Rate Term Loan A Margin" means 2.00 percentage points.

                  "Base Rate Term Loan B Margin" means 8.25 percentage points.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

                  "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "Books" means all of each Borrower's and its Restricted Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of each Borrower's or its Restricted Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement; provided, however, that for all purposes under this Agreement and each other Loan Document, the UK Borrower shall not be considered a Borrower under this Agreement or any Loan Documents until the UK Borrower Closing Date.

                  "Borrower Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) all of its Accounts,

                           (b) all of its Books,

                           (c) all of its commercial tort claims,

                           (d) all of its Deposit Accounts,

                           (e) all of its Equipment,

                           (f) all of its General Intangibles,

                           (g) all of its Inventory,

                           (h) all of its Investment Property (including all of
its securities and Securities Accounts),

                           (i) all of its Negotiable Collateral,

                           (j) money or other assets of each such Borrower that
now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                           (k) the proceeds and products, whether tangible or
intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, commercial tort claims, Deposit Accounts, Equipment, General

Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that in no event shall Borrower Collateral include more than 65% of the outstanding voting stock of any Subsidiary organized under any jurisdiction other than the United States of America or, solely with respect to the UK Obligations, the United Kingdom.

Notwithstanding the foregoing, "Borrower Collateral" shall not include any rights or interests in any contract or agreement (or rights created or granted thereunder or assets secured thereby (to the extent such contracts or agreements evidence Permitted Purchase Money Indebtedness)), as such, if under the terms of such contract or agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be (i) construed to apply if any such prohibition would be rendered ineffective under the Code or other applicable law (including the Bankruptcy Code) or principles of equity or (ii) construed so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of Borrowers in or to the proceeds thereof, including monies due or to become due under any such contract or agreement (including any Accounts); and provided, further, that each Borrower shall use its commercially reasonable efforts to obtain consents for the grant of a security interest or lien over any such contract or agreement (other than leases of interests in Real Property) that is material to the operation of such Borrower's business.

                  "Borrower Intellectual Property Right" means any Intellectual Property Right owned, held, licensed, used or held for use by Borrowers or their Restricted Subsidiaries.

                  "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loans) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

                  "Borrowing Base" means, collectively, the U.S. Borrowing Base and the UK Borrowing Base.

                  "Borrowing Base Certificate" means a Borrowing Base Certificate substantially in the form of Exhibit B-1.

                  "British pounds" means the lawful currency of the United Kingdom, as in effect from time to time.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, and (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets of, or the Capital Stock of, any other Person, other than reinvestment of asset sale proceeds permitted pursuant to Section 2.4(d) of this Agreement and capital expenditures made solely with the proceeds of insurance or condemnation awards, to the extent permitted under Section 6.8.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of creation, having a rating of at least A-1 or A-2 from S&P or at least P-1 or P-2 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) repurchase agreements with banks described in clause (d) for securities described in clause (a), and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among (a) the applicable Borrower or one of its Restricted Subsidiaries, (b) Agent, and (c) one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC Section 9601 et seq., as may be amended, now or hereafter.

                  "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) any Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries that are Restricted Subsidiaries extant as of the Closing Date, (d) Kohlberg ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 51% of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (e) Kohlberg ceases to have the power (by contract or otherwise) to elect a majority of the Board of Directors.

                  "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

                  "Closing Date Business Plan" means the set of Projections of Borrowers for the three (3) year period following the Closing Date (on a year by year basis, and for the one (1) year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent and Documentation Agent.

                  "Code" means the New York Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrowers or their Restricted Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrowers' or their Restricted Subsidiaries' Books, Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Agent and Documentation Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Commercial Tort Claim Assignment" has the meaning set forth in Section 4.4(b).

                  "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan A Commitment, its Term Loan B Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan A Commitments, their Term Loan B Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by (a) the applicable Borrower or one of its Restricted Subsidiaries, (b) Agent, and (c) the applicable securities intermediary (with respect to a Securities Account) or bank with respect to a Deposit Account.

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Borrower, each Guarantor and Agent (which, in the case of the UK Borrower, may be in the form of the Debenture and which, in the case of the UK Guarantors, may be in the form of the applicable UK Guarantor Debenture), the form and substance of which is reasonably satisfactory to Agent and Documentation Agent.

                  "Copyrights" means all unregistered and registered copyrights owned or licensed by Borrowers or their Restricted Subsidiaries in any and all schematics, technology, know-how, computer software programs or applications (in both source code and object form code), documents, items, materials and all other works that are protectable under copyright law, and all registrations, applications for registrations, renewals and extensions thereof, whether now existing or acquired in the future.

                  "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

                  "Debenture" means the debenture to be entered into by the UK Borrower, the form and substance of which is reasonably satisfactory to Agent and Documentation Agent.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Defaulting Lender Rate" means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

                  "Deposit Account" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means the Deposit Account of Administrative Borrower identified on Schedule D-1.

                  "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

                  "Disbursement Letter" means an instructional letter executed and delivered by the Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Agent and Documentation Agent.

                  "Distribution" has the meaning set forth in Section 7.10.

                  "Documentation Agent" means Silver Point Finance, LLC, a Delaware limited liability company, in its sole capacity as documentation agent hereunder.

                  "Dollars" or "$" means United States dollars.

                  "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Agent and Documentation Agent.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, depreciation and amortization, non-cash restructuring charges, the Kohlberg Management Fees to the extent actually paid in such period, non-cash extraordinary losses in an aggregate amount not to exceed $1,000,000, and amounts actually paid in respect of the settlement of Kmart Claims in an aggregate amount not to exceed

$1,000,000, in each case for such period, as determined in accordance with GAAP; provided, however, notwithstanding the foregoing, for purposes of Sections 3.1(s), 3.1(w), and 7.18(b)(i), EBITDA shall be calculated in the manner set forth on Schedule F-1.

                  "Eligible Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account Debtor has failed
to pay within 90 days of original invoice date or Accounts with selling terms of more than 90 days,

                           (b)      Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                           (c)      Accounts with respect to which the Account
Debtor is (i) an Affiliate of any Borrower or (ii) an employee or agent of any Borrower or any Affiliate of such Borrower,

                           (d)      Accounts arising in a transaction wherein
goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                           (e)      Accounts that are not payable in Dollars,
British pounds, Canadian Dollars or another currency reasonably acceptable to Agent if such currency is immediately converted upon receipt into Dollars or British pounds,

                           (f)      Accounts with respect to which the Account
Debtor is a non-Governmental Authority unless: (i) the Account Debtor either (A) maintains its chief executive office in the United States, Canada or the United Kingdom, or (B) is organized under the laws of the United States, Canada or the United Kingdom or any state, territory or subdivision of either thereof; or (ii)
(A) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

                           (g)      Accounts with respect to which the Account
Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

                           (h)      Accounts with respect to which the Account
Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States,

                           (i)      Accounts with respect to which the Account
Debtor is a creditor of any Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute, other than, with respect to Kmart, any rights of set-off relating to claims (the "Kmart Claims") set forth in the complaint by Kmart against Meridian Retail, Inc., which complaint was filed with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division on May 5, 2003,

                           (j)      Accounts with respect to an Account Debtor
whose total obligations owing to Borrowers exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, as to Sears Roebuck & Co., a percentage limitation of 15% (in lieu of 10%) shall apply for purposes hereof; provided, further, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the applicable foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

                           (k)      Accounts with respect to which the Account
Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received credible information regarding an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                           (l)      Accounts with respect to which the Account
Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,,

                           (m)      Accounts, the collection of which, Agent, in
its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (n)      Accounts that are not subject to a valid and
perfected first priority Agent's Lien,

                           (o)      Accounts with respect to which (i) the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; provided, however, upon Parent's written request, Agent will cause an audit on Borrowers' unbilled Accounts to be performed (at Borrowers' expense) and, based on the results of such audit, Agent may, in its sole and absolute discretion, determine that certain of such unbilled Accounts may be included as Eligible Accounts, if otherwise eligible, under such terms and conditions as are acceptable to Agent,

                           (p)      Accounts that represent the right to receive
progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

                  "Eligible Canadian Accounts" means those Accounts created by Borrowers with respect to which the Account Debtor either (i) maintains its chief executive office in Canada, or (ii) is organized under the laws of Canada or any political subdivision thereof, provided that such Accounts are not otherwise ineligible in accordance with the definition of "Eligible Accounts."

                  "Eligible Equipment" means the Equipment of Borrowers identified on Schedule E-1 hereto.

                  "Eligible Equipment Liquidation Value" means the appraised value of Borrowers' Eligible Equipment that is estimated to be recoverable in an orderly liquidation of such Eligible Equipment, such value to be as determined from time to time by a qualified appraisal company selected by Agent and Documentation Agent, net of all related costs and expenses.

                  "Eligible Kmart Accounts" means those Eligible Accounts of Borrowers with respect to which the Account Debtor is Kmart.

                  "Eligible Real Property" means the Real Property of Borrowers located in the United States and identified on Schedule R-2 hereto.

                  "Eligible Real Property Fair Market Value" means the fair market value of Borrowers' Eligible Real Property, such value to be as determined from time to time by an MAI appraiser with a minimum of 10 years evaluating commercial properties in the locale of the property to be appraised, or if such appraiser is not available, an appraiser otherwise reasonably selected by Agent and Documentation Agent, net of all related costs and expenses.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, including a fund or account managed by such Lender or an Affiliate of such Lender or its investment manager (a "Related Fund"), (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent; provided, that in the case of clause (a) through (e) above, a direct competitor of Parent shall not be deemed to be an Eligible Transferee.

                  "Eligible UK Accounts" means the Eligible Accounts owned by the UK Borrower; provided, that Eligible UK Accounts shall not, at any time, exceed 25% of all Eligible Accounts existing as of such date.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) by any Borrower, any of its Subsidiaries, or any of their predecessors in interest or (b) at, on, under, to or from (i) any assets, properties, or businesses of any Borrower, its Subsidiaries, or any of their predecessors in interest, (ii) any adjoining properties or businesses, or (iii) any facilities which received Hazardous Materials generated by any Borrower, its Subsidiaries, or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law or equity now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers or their Subsidiaries, relating to prevention, control or remediation of pollution, protection of the environment, natural resources or human health and safety, or the production, handling, storage, treatment, recycling, disposal, release or transportation of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42

USC Section 6901; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC Section 2601 et seq.; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; the Surface Mining Control and Reclamation Act, 30 USC Section 1201 et seq.; the Endangered Species Act, 16 USC Section 1531 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state, local, provincial or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Environmental Reserve" means a reserve established by Agent, in its Permitted Discretion, based upon potential environmental remedial costs relating to the Eligible Real Property; provided, however, that such reserve, if implemented, may subsequently be reduced or removed by Agent, in its Permitted Discretion.

                  "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of a Borrower or its Subsidiaries under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and their Restricted Subsidiaries aged in excess of 60 days past their respective due dates and all book overdrafts of Borrowers and their Restricted Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "Excess UK Availability" means, as of any date of determination, the amount equal to the UK Borrower's Availability minus the aggregate amount, if any, of all trade payables of the UK Borrower and its Subsidiaries that are Restricted Subsidiaries aged in excess of 60 days past their respective due dates and all book overdrafts of the UK Borrower and its Subsidiaries that are Restricted Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "Excess U.S. Availability" means, as of any date of determination, the amount equal to the U.S. Borrowers' Availability minus the aggregate amount, if any, of all trade payables of the U.S. Borrowers and their Subsidiaries that are Restricted Subsidiaries aged in excess of 60 days past their respective due dates and all book overdrafts of U.S. Borrowers and their Subsidiaries that are Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "Excess Cash Flow" means, as of the date any determination thereof is to be made, (a) EBITDA for the immediately preceding 12-month period, less (b)(i) total interest payments (to the extent paid in cash) on any Indebtedness of Borrowers permitted hereunder during such period, determined in accordance with GAAP, (ii) principal payments on any Indebtedness of Borrowers permitted hereunder paid in cash during such period, (iii) all Lender Group Expenses paid during such period, (iv) all Capital Expenditures made during such period, (v) payments of Taxes made in cash during such period and (vi) the excess, if any, of Working Investment at the end of such period over Working Investment at the beginning of such period (or plus the excess, if any, of Working Investment at the beginning of such period over Working Investment at the end of such period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Lender" means Fleet National Bank, as agent under that certain Second Amended and Restated Credit Agreement dated as of April 15, 2003, as amended, by and among Parent, Existing Lender and the other lenders party thereto.

                  "Extraordinary Receipts" means any Collections received by the Parent or any of its Restricted Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(i) hereof), including, (a) proceeds of insurance and (b) condemnation awards (and payments in lieu thereof), less, with respect to (a) and (b) above, the aggregate amount actually paid by Parent or its Restricted Subsidiary, as applicable, in respect of maintaining and preserving the properties subject to such insurance or casualty, preceding the receipt of such Collections.

                  "Federal Lien" has the meaning set forth in Section 8.7(a).

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, among Borrowers, Agent and Documentation Agent, in form and substance reasonably satisfactory to Agent and Documentation Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "Fixed Charge Coverage Ratio" means, with respect to any period of determination, the ratio of (i)(a) EBITDA for such period less (b) non-financed Capital Expenditures (i.e., excluding expenditures for assets purchased with the proceeds of long-term debt financing or subject to a Capital Lease) made within such period less (c) income taxes paid in cash within such period to (ii)(a) interest paid in cash within such period plus (b) all principal payments scheduled to be made within such period in respect of Indebtedness of the Borrowers (other than, in the fiscal quarter that includes the Term Loan B Maturity Date, the payment of all outstanding amounts under the Term Loan B at the Term Loan B Maturity Date).

                  "Fleet Earn-out Payment" means a payment by Borrowers to Existing Lender to be made after April 1, 2005 and on or before April 15, 2005 if certain conditions are satisfied, as set forth in the Pay-Off Letter and in
Section 7.22.

                  "Flow of Funds Letter" means that certain flow of funds letter (including any exhibits thereto), dated as of even date herewith, among Parent, Kohlberg Management IV, LLC, Agent and Documentation Agent, in form and substance reasonably satisfactory to Agent and Documentation Agent

                  "Funded Debt" means, as of any date of determination, total outstanding Obligations constituting Indebtedness (other than (x) Indebtedness of the type described in clause (d) of the definition thereof and (y) reimbursement or other obligations in respect of letters of credit or similar instruments) of Borrowers and their Restricted Subsidiaries, determined on a consolidated basis, without duplication, in accordance with GAAP.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body, including in each case those of the United Kingdom.

                  "Guarantor" means each U.S. Guarantor and each U.K. Guarantor.

                  "Guarantor Security Agreement" means one or more security agreements executed and delivered by each Guarantor (other than the UK Guarantors) in favor of Agent, in each case, in form and substance reasonably satisfactory to Agent and Documentation Agent.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious or dangerous properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) wastes from the extraction, beneficiation and processing of ores and minerals, including overburden, (d) radioactive substances and wastes, (e) any flammable substances or explosives or any radioactive materials, and (f) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrowers or their Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrowers' or their

Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

                  "Holdout Lender" has the meaning set forth in Section 15.2(a).

                  "Inactive Subsidiaries" means, collectively, AGT System Services, Inc., a Delaware corporation, Meridian Alturas Creative Services, Inc., a Delaware corporation, Alturas Creative Services, Inc., a Delaware corporation, Taproot Interactive, Inc., a Delaware corporation, Miramar Equipment, Inc., a California corporation, One 2 One, Inc., a Delaware corporation, and West Coast Creative, Inc., a California corporation, Ripley Group Limited, a company organized under the laws of England and Wales, Clyde Gravure Ltd, a company organized under the laws of England and Wales, Riddington and Company Limited, a company organized under the laws of England and Wales, Ripley and Company Limited, a company organized under the laws of England and Wales, Ripley Roll Label Limited, a company organized under the laws of England and Wales, Scrutton Speed Limited, a company organized under the laws of England and Wales, and Dulip Limited, a company organized under the laws of England and Wales.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "Indemnified Liabilities" has the meaning set forth in
Section 11.3.

                  "Indemnified Person" has the meaning set forth in
Section 11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other national, state, provincial, territorial, or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and including the appointment of a trustee, receiver, administrative receiver, administrator or similar officer.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intellectual Property Right" means any trademark, Copyright, service mark, trade name, patent (including any registrations or applications for registration of any of the foregoing), license, or trade secret including, but not limited to, any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) or in other tangible or intangible information or material.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers, each of their Restricted Subsidiaries, Newco and Agent, the form and substance of which is reasonably satisfactory to Agent and Documentation Agent.

                  "Interest Expense" means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means inventory (as that term is defined in the Code).

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Issuing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

                  "Judgment Conversion Date" has the meaning set forth in
Section 17.11(a).

                  "Judgment Currency" has the meaning set forth in Section 17.11(a).

                  "Junior Participation" has the meaning set forth in Section 2.4(b)(i).

                  "Kmart" means Kmart Corporation or any of its Affiliates.

                  "Kmart Amount" means $6,000,000; provided, that this amount may be reduced by Agent based on negative findings with respect to (a) the amount and nature of the exposure relating to potential claims by Kmart or other parties on behalf of Kmart (whether under Chapter 5 of the Bankruptcy Code, or otherwise) or (b) any party's right to offset any claims described in the foregoing clause (a) against Accounts with respect to which the Account Debtor is Kmart.

                  "Kmart Claims" has the meaning set forth in subsection (i) of the definition of Eligible Accounts.

                  "Kohlberg" means Kohlberg Management IV, LLC and all funds controlled and managed by the principal advisor of Kohlberg Management IV, LLC.

                  "Kohlberg Management Fees" has the meaning set forth in
Section 7.10.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender), Agent and Documentation Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced or incurred by the Lender Group, (b) fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrowers or their Subsidiaries, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisals (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any of its Subsidiaries, (h) Agent's and each Lender's reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or its Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys and agents.

                  "Lender Side Letter Agreement" means a certain agreement among lenders, dated as of the date hereof, by and among WFF, Documentation Agent and the Lenders, as amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "Leverage Ratio" means, with respect to Parent and its Subsidiaries for any period, the ratio of (a) Funded Debt minus cash and Cash Equivalents as of the last day of the applicable period to (b) EBITDA for such period.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means 3.00 percentage points.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, fixed and floating charge, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Debenture, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Flow of Funds Letter, the Guarantor Security Agreement, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Securities Pledge Agreement, the Trademark Security Agreement, the UK Guarantor Debentures, the UK Guaranty, the U.S. Guaranty, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower or any of its

Restricted Subsidiaries and the Lender Group in connection with this Agreement (including any agreements entered into pursuant to Section 6.15).

                  "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Restricted Subsidiaries, (b) a material impairment of a Borrower's and its Restricted Subsidiaries' ability to perform their obligations under the Loan Documents or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or its Restricted Subsidiaries.

                  "Material Restricted Subsidiary" means, as of the date of determination, a Restricted Subsidiary having assets in excess of $1,000,000 or revenues for the immediately preceding 12-month period in excess of $1,000,000.

                  "Material UK Guarantor" means, as of the date of determination, a UK Guarantor having assets in excess of $1,000,000 or revenues for the immediately preceding 12-month period in excess of $1,000,000.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $58,000,000.

                  "Mortgage Policies" has the meaning set forth in Section 3.1(gg).

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or its Restricted Subsidiaries in favor of Agent (which, in the case of the UK Borrower, may be in the form of the Debenture and which, in the case of the UK Guarantors, may be in the form of the applicable UK Guarantor Debenture), in form and substance reasonably satisfactory to Agent and Documentation Agent, that encumber the Real Property Collateral and the related improvements thereto.

                  "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Cash Proceeds" means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction.

                  "Newco" means KAGT Acquisition Corp., a Delaware corporation.

                  "Newco Loan Documents" means the notes evidencing the Newco Loans and any other documents, instruments and agreements executed and delivered in connection with the Newco Loans.

                  "Newco Loans" has the meaning set forth in the definition of Restructuring.

                  "Non-Federal Non-Priority Lien" has the meaning set forth in
Section 8.7(b).

                  "Non-Federal Priority Lien" has the meaning set forth in
Section 8.7(a).

                  "Obligations" means, collectively, the U.S. Obligations and the UK Obligations.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

                  "Originating Lender" has the meaning set forth in
Section 14.1(e).

                  "Other Restructuring Documents" means all documents, instruments and agreements executed and delivered or filed with the SEC by Parent in connection with the Restructuring (other than the Tender Offer Documents and the Back-end Merger Documents).

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Participant Register" has the meaning set forth in
Section 14.1(i).

                  "Patent Security Agreement" means a patent security agreement executed and delivered by Borrowers and Agent (which, in the case of the UK Borrower, may be in the form of the Debenture and which, in the case of the UK Guarantors, may be in the form of the applicable UK Guarantor Debenture), the form and substance of which is reasonably satisfactory to Agent and Documentation Agent.

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent and Documentation Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrowers and their Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers and their Subsidiaries.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, redundant or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) the failure to exercise available lease extensions, (f) sales or other dispositions of Equipment in an aggregate amount for all such sales during the term of this Agreement (based upon the fair market value of such Equipment, as determined by Agent in its Permitted Discretion) of $50,000 or less, and (g) sales of overdue non-Eligible Accounts in an aggregate amount not to exceed $250,000.

                  "Permitted Holder" means Kohlberg.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to a Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or its Subsidiaries, (e) Investments by a Borrower or Restricted Subsidiary in any other Borrower or Restricted Subsidiary, (f) Investments made after the Closing Date by any Borrower or Restricted Subsidiary in any Unrestricted Subsidiary, provided that (i) the aggregate amount of all Investments made pursuant to this clause (f) shall not exceed $500,000 during any fiscal year of Parent or $2,000,000 during the term of this Agreement, (ii) no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to any such Investment, and (iii) the Person making such Investment is Solvent, both before and immediately after giving effect to any such Investment, (g) loans to officers, directors, and employees to purchase Parent's Stock and loans to officers for relocation purposes, in an aggregate amount not to exceed $250,000 outstanding at any one time (in each case, to the extent permitted by applicable law), and (h) non-speculative Hedge Agreements entered into in the ordinary course of business solely for hedging purposes.

                  "Permitted Liens" means (a) Liens held by Agent to secure any Obligations, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder and (k) with respect to Real Property Collateral, all matters listed as exceptions on the Mortgage Policies and all leases, licenses, occupancy rights, easements, rights of way, and zoning and other restrictions that, in each case (i) do not materially interfere with or impair the use or operation thereof and (ii) are not Environmental Liens.

                  "Permitted Protest" means the right of a Borrower or any of its Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or any such Restricted Subsidiary, as applicable, in good faith, and (c) Agent and Documentation Agent are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $1,000,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Pledged Notes" means the promissory notes pledged to Agent pursuant to the Securities Pledge Agreement.

                  "Projections" means Parent's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means, as of any date of determination:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate principal amount of such Lender's Advances by (ii) the aggregate principal amount of all Advances,

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate principal amount of such Lender's Advances by (ii) the aggregate principal amount of all Advances,

                  (c) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loan A, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, by (ii) the aggregate amount of all Lenders' Term Loan A Commitments, and (y) from and after the making of the Term Loan A, the percentage obtained by dividing (i) the principal amount of such Lender's Term Loan A by (ii) the principal amount of the Term Loan A,

                  (d) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loan B, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by (ii) the aggregate amount of all Lenders' Term Loan B Commitments, and (y) from and after the making of the Term Loan B, the percentage obtained by dividing (i) the principal amount of such Lender's Term Loan B by (ii) the principal amount of the Term Loan B, and

                  (e) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the unpaid principal amount of such Lender's portion of the Term Loan A plus such Lender's portion of the Term Loan B by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the Term Loan A plus the Term Loan B; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances plus the unpaid principal amount of such Lender's Term Loan A plus the unpaid principal amount of such Lender's Term Loan B by (B) the principal amount of all outstanding Advances plus the principal amount of the Term Loan A plus the principal amount of the Term Loan B.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Restricted Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States (or, with respect to the UK Borrower, the United Kingdom).

                  "Qualified UK Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of UK Borrower and its Subsidiaries that are Restricted Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United Kingdom.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower or its Restricted Subsidiaries and the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any fee interest in Real Property hereafter acquired by a Borrower or its Restricted Subsidiaries.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Register" has the meaning set forth in Section 14.1(h).

                  "Registered Loan" has the meaning set forth in Section 2.16.

                  "Registered Note" has the meaning set forth in Section 2.16.

                  "Related Fund" has the meaning set forth in the definition of Eligible Transferee.

                  "Relevant Jurisdiction" means (a) as of the Closing Date, the United States of America and (b) from and after the UK Borrower Closing Date, shall also include England and Wales.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial, restoration or reclamation studies, investigations, or post-remedial, restoration or reclamation operation and maintenance activities, or (e) conduct any other actions authorized by 42 USC
Section 9601 et seq.

                  "Rent Reserve" means $132,444.15, which reserve shall be reduced by Agent as follows: (a) the Rent Reserve shall be reduced by $29,481.69 if and when Borrowers deliver to Agent a Collateral Access Agreement with respect to One Kero Road, Carlstadt, New Jersey; (b) the Rent Reserve shall be reduced by $95,879.13 if and when Borrowers deliver to Agent a Collateral Access Agreement with respect to 200 West Jackson Blvd., Chicago, Illinois; and (c) the Rent Reserve shall be reduced by $7,083.33 if and when Borrowers deliver to Agent a Collateral Access Agreement with respect to 1221 Avenue of the Americas, New York, New York; provided, however, Agent may increase the Rent Reserve in the event that Borrowers do not deliver Collateral Access Agreements pursuant to Sections 3.2(c) and (d).

                  "Rent Reserve Locations" means each of (a) One Kero Road, Carlstadt, New Jersey; (b) 200 West Jackson Blvd., Chicago, Illinois; (c) 1221 Avenue of the Americas, New York, New York; and (d) each other location that is subject to a rent reserve.

                  "Replacement Lender" has the meaning set forth in Section 15.2(a).

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash plus (c) $1,800,000 is not less than $10,000,000.

                  "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (e) of the definition of Pro Rata Share) equal or exceed 66 2/3%.

                  "Required Revolving Lenders" means, at any time, (a) Agent and
(b) Revolving Loan Lenders whose Pro Rata Shares equal or exceed 51% of the Revolver Commitment and the Term Loan A Commitment.

                  "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Restricted Subsidiary" means any Subsidiary of Parent (including any Subsidiary formed or acquired after the Closing Date that is organized under a Relevant Jurisdiction) other than (a) the Unrestricted Subsidiaries and (b) any Borrower.

                  "Restructuring" means the restructuring of the capital structure of Parent, including (a) the Tender Offer, (b) the Back-end Merger,
(c) the tender offer of the subordinated notes and the related amendment to the subordinated notes for the notes that are not tendered, (d) the redemption of the preference shares and the related amendment to the preference shares to allow for such redemption, (e) the making by Newco of unsecured, subordinated loans (collectively, the "Newco Loans") to Parent in connection with the Back-end Merger, and (f) the issuance by Parent of unsecured subordinated notes, in an amount not to exceed, in the aggregate, $2,000,000 (the "Wace Notes"), to the Wace Holders, in connection with the preference share redemption.

                  "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Revolver Usage" means, as of any date of determination, the sum of the U.S. Revolver Usage plus the UK Revolver Usage.

                  "Revolving Loan Lenders" means any Lender with a Revolver Commitment.

                  "Revolving Loan Obligations" means any Obligations with respect to the Advances (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto and shall include the Bank Product Obligations).

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and reasonable expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a securities account (as that term is defined in the Code).

                  "Securities Pledge Agreement" means a securities pledge agreement (which, in the case of any pledgor organized outside of the United States, may be in the form of the Debenture or the UK Guarantor Debentures, as applicable), in form and substance reasonably satisfactory to Agent and Documentation Agent, executed and delivered by Borrowers and Guarantors to Agent and Documentation Agent.

                  "Settlement" has the meaning set forth in Section 2.3(f)(i).

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act) or, in the case of any Person in the United Kingdom, within the meaning of Section 123 of the Insolvency Act 1986 of the United Kingdom.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Swing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

                  "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

                  "Systems Reserve" means a reserve established by Agent in an amount not to exceed $2,500,000 if Agent determines, based upon a follow-up audit performed by an auditor (acceptable to Agent) within 120 days after the Closing Date, that Borrowers have failed to implement systems and accounting controls satisfactory to Agent in its Permitted Discretion; provided, however, that such reserve, if implemented, may subsequently be reduced or removed by Agent, in its Permitted Discretion, based upon Agent's review of Borrowers' systems and records, which will be assessed through subsequent field audits conducted by Agent.

                  "Taxes" has the meaning set forth in Section 16.11(e).

                  "Tender Offer" has the meaning set forth in Section 3.1(x).

                  "Tender Offer Documents" means all documents, instruments and agreements executed and delivered or filed with the SEC by Newco in connection with the Tender Offer.

                  "Term Loan A" has the meaning set forth in Section 2.2(a).

                  "Term Loan A Amount" means $22,000,000.

                  "Term Loan A Formula Amount" has the meaning set forth in
Section 2.4(c)(i).

                  "Term Loan A Commitment" means, with respect to each Lender, its Term Loan A Commitment, and, with respect to all Lenders, their Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Term Loan A Lender" means any Lender with a Term Loan A Commitment.

                  "Term Loan A Obligations" means any Obligations with respect to the Term Loan A (including the principal thereof, the interest thereon, and the fees and reasonable expenses specifically related thereto).

                  "Term Loan B" has the meaning set forth in Section 2.2(b).

                  "Term Loan B Amount" means $27,000,000.

                  "Term Loan B Commitment" means, with respect to each Lender, its Term Loan B Commitment, and, with respect to all Lenders, their Term Loan B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Term Loan B Lender" means any Lender with a Term Loan B Commitment.

                  "Term Loan B Maturity Date" means the fourth anniversary of the Closing Date.

                  "Term Loan B Obligations" means any Obligations with respect to the Term Loan B (including the principal thereof, the interest capitalized thereon, and the fees and reasonable expenses specifically related thereto).

                  "Term Loan Commitments" means, collectively, the Term Loan A Commitment and the Term Loan B Commitment.

                  "Term Loans" means, collectively, Term Loan A and Term Loan B.

                  "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Borrower and Agent (which, in the case of the UK Borrower, may be in the form of the Debenture and which, in the case of the UK Guarantors, may be in the form of the applicable UK Guarantor Debenture), the form and substance of which is reasonably satisfactory to Agent and Documentation Agent.

                  "UCC Filing Authorization Letter" means a letter duly executed by each Borrower and each Guarantor authorizing Agent to file appropriate financing statements on Form UCC-1 without the signature of such Borrower or such Guarantor, as applicable, in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

                  "UK Advances" has the meaning set forth in Section 2.1(b).

                  "UK Borrower" means Seven Worldwide Limited, a company incorporated under the laws of England and Wales.

                  "UK Borrower Closing Date" has the meaning set forth in
Section 3.7.

                  "UK Borrower Closing Date Amount" means the lesser of (i) $7,000,000 and (ii) the UK Borrowing Base plus Qualified UK Cash less $1,000,000.

                  "UK Borrower Promissory Note" means any promissory note issued by UK Borrower in favor of Parent during the term of this Agreement, which note shall be in form and substance reasonably satisfactory to Agent and Documentation Agent, and shall be pledged to Agent pursuant to the Securities Pledge Agreement.

                  "UK Borrowing Base" means, as of any date of determination,

                                    (a)     the lesser of

                                                     (i) 85% of Eligible UK
                                            Accounts less the amount, if any, of
                                            the UK Dilution Reserve, and

                                                     (ii) an amount equal to the
                                            UK Borrower's Collections with
                                            respect to the UK Borrower's
                                            Accounts for the immediately
                                            preceding 90-day period, minus

                                    (b)     the sum of (i) the Bank Product
Reserves in respect of Bank Products extended to the UK Borrower or its Subsidiaries and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) with respect to the UK Borrower or the Collateral owned by the UK Borrower.

                  "UK Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the amount, in British pounds, of (a) previously unrecorded and unrecognized bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the UK Borrower's Accounts during such period to the extent not disallowed by the definition of "Eligible Accounts", by (b) the UK Borrower's billings with respect to its Accounts during such period.

                  "UK Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible UK Accounts by one (1) percentage point (1.00%) for each percentage point by which UK Dilution is in excess of 5.00%.

                  "UK Guarantors" means Applied Graphics Technologies (UK) Limited, a company incorporated under the laws of England and Wales, Wace Group Limited, a company incorporated under the laws of England and Wales, Wace Overseas Investments Limited, a company incorporated under the laws of England and Wales, Wace UK Holdings Limited, a company incorporated under the laws of England and Wales, Wace Group Services Limited, a company incorporated under the laws of England and Wales, Gallions Estates Limited, a company incorporated under the laws of England and Wales, and Wace Corporate Packaging Limited, a company incorporated under the laws of England and Wales.

                  "UK Guarantor Debentures" means the debentures to be entered into by the UK Guarantors, the form and substance of which are satisfactory to Agent and Documentation Agent.

                  "UK Guaranty" means that certain general continuing guaranty to be entered into by each UK Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent and Documentation Agent.

                  "UK Maximum Revolver Amount" means $10,000,000.

                  "UK Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees, charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description, in each case owing by the UK Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that the UK Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations of the UK Borrower and its Subsidiaries. Any reference in this Agreement or in the Loan Documents to the UK Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "UK Revolver Usage" means, as of any date of determination, the then extant amount of outstanding UK Advances.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "United States" means the United States of America.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of Parent that is organized under the laws of a jurisdiction other than the United States, England and Wales or any state, territory or subdivision thereof, and (b) so long as Sections 5.23 and 7.19 remain true and correct as to the respective Inactive Subsidiary, such Inactive Subsidiary.

                  "U.S. Advances" has the meaning set forth in Section 2.1(a).

                  "U.S. Borrower" and "U.S. Borrowers" means each of Parent's domestic Subsidiaries identified on the signature pages hereof.

                  "U.S. Borrowing Base" means, as of any date of determination, the result of:

                           (a)      the lesser of

                                             (i) 85% of the amount of Eligible
                                    Accounts other than Eligible UK Accounts
                                    (provided, however, that for purposes of this clause (i), (A) the amount of the Borrowing Base that is attributable to Eligible Kmart Accounts shall not exceed the Kmart Amount at any one time outstanding; and (B) Eligible Canadian Accounts shall not, at any one time outstanding, exceed $1,000,000), less the amount, if any, of the U.S. Dilution Reserve, and

                                             (ii) an amount equal to the U.S.
                                    Borrowers' Collections with respect to the U.S. Borrowers' Accounts for the immediately preceding 90-day period, minus

                           (b)      the sum of (i) the Bank Product Reserves in
respect of Bank Products extended to the U.S. Borrowers or their Subsidiaries,
(ii) the Systems

Reserve, if any, (iii) the Rent Reserve, and (iv) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) with respect to the U.S. Borrowers or the Collateral owned by the U.S. Borrowers.

                  "U.S. Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) previously unrecorded and unrecognized bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the U.S. Borrowers' Accounts during such period to the extent not disallowed by the definition of "Eligible Accounts", by (b) the U.S. Borrowers' billings with respect to their Accounts during such period.

                  "U.S. Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts (other than Eligible UK Accounts) by one (1) percentage point (1.00%) for each percentage point by which U.S. Dilution is in excess of 5.00%.

                  "U.S. Guarantor" means (a) each Restricted Subsidiary other than the UK Guarantors and (b) from the Closing Date until the Back-end Merger Effective Date, at which time it will merge with and into Parent, Newco.

                  "U.S. Guaranty" means that certain general continuing guaranty executed and delivered by each U.S. Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent and Documentation Agent.

                  "U.S. Obligations" means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description, in each case owing by the U.S. Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that the U.S. Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations of the U.S. Borrowers and their Subsidiaries. Any reference in this Agreement or in the Loan Documents to the U.S. Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "U.S. Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding U.S. Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "U.S. Subsidiary" means any Subsidiary that is organized under the laws of the United States or any state, territory or subdivision of either thereof.

                  "Voidable Transfer" has the meaning set forth in Section 17.7.

                  "Wace Holders" means, collectively, Aberdeen Asset Managers Ltd, Invesco Asset Management Group and New Star Asset Management Ltd.

                  "Wace Notes" has the meaning set forth in the definition of Restructuring.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "WFF" means Wells Fargo Foothill, Inc., a California corporation.

                  "Working Investment" means, at any date of determination thereof, (i) the sum, for any Person and its Subsidiaries, of (A) the unpaid face amount of all accounts receivable of such Person and its Subsidiaries as at such date of determination, plus (B) the aggregate amount of prepaid expenses and other current assets (including inventory, but excluding cash and cash equivalents) of such Person and its Subsidiaries as at such date of determination, minus (ii) the sum, for such Person and its Subsidiaries, of (A) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (B) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes).

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise. In the event of any change in GAAP that occurs after the date of this Agreement that would affect the calculation or application of the financial or other covenants contained herein, Agent, Documentation Agent, Lenders and Borrowers agree to negotiate in good faith to amend such financial or other covenants (or the definitions used therein) to eliminate the effect of such change.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1      REVOLVER ADVANCES.

                           (a) Subject to the terms and conditions of this
Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("U.S. Advances") to the U.S. Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage less the aggregate principal amount of UK Advances outstanding at such time and (ii) the U.S. Borrowing Base less the Letter of Credit Usage.

                           (b) Subject to the terms and conditions of this
Agreement, from and after the UK Borrower Closing Date and during the term of this Agreement after such date, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("UK Advances") to the UK Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (i) the Maximum Revolver Amount less the Letter of Credit Usage less the aggregate principal amount of U.S. Advances outstanding at such time, (ii) the UK Borrowing Base and (iii) the UK Maximum Revolver Amount (it being understood and agreed that on the UK

Borrower Closing Date, Lenders with Revolver Commitments shall make UK Advances to the UK Borrower in an amount equal to the lesser of (i) $7,000,000 and (ii) the UK Borrowing Base less $1,000,000).

                           (c) Anything to the contrary in this Section 2.1
notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers or their Restricted Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                           (d) The Lenders with Revolver Commitments shall have
no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount. The Lenders with Revolver Commitments shall have no obligation to make additional UK Advances hereunder to the extent such additional Advances would cause the UK Revolver Usage to exceed the UK Maximum Revolver Amount.

                           (e) Amounts borrowed pursuant to this Section may be
repaid and, subject to the terms and conditions of this Agreement (including
Section 6.19), reborrowed at any time during the term of this Agreement.

         2.2      TERM LOANS

                           (a) TERM LOAN A. Subject to the terms and conditions
of this Agreement, on the Closing Date each Lender with a Term Loan A Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, "Term Loan A") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan A Amount. Term Loan A shall be repaid in monthly installments, each in an amount equal to one-sixtieth (1/60th) of the Term Loan A Amount, plus accrued and unpaid interest on such amounts, such installments to be due and payable on the first day of each month commencing on September 1, 2003 and continuing until and including the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration, on which date the unpaid balance of Term Loan A shall be due and payable in full, together with all accrued and unpaid interest on such amount. All amounts outstanding under Term Loan A shall

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constitute Obligations. Once any portion of Term Loan A has been paid or prepaid, it may not be reborrowed.

                           (b) TERM LOAN B. Subject to the terms and conditions
of this Agreement, on the Closing Date each Lender with a Term Loan B Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, "Term Loan B") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan B Amount. On the earlier of (i) the Term Loan B Maturity Date and (ii) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration, the unpaid balance of Term Loan B shall be due and payable in full, together with all accrued and unpaid interest on such amount. The Term Loan B may be voluntarily prepaid in full or in part at any time without any penalty or premium; provided that (1) no Event of Default shall have occurred or be continuing either immediately before or immediately after such prepayment and (2) the Borrowers have Excess Availability of not less than $15,000,000 immediately after giving effect to such prepayment. All amounts outstanding under Term Loan B shall constitute Obligations. Once any portion of Term Loan B has been paid or prepaid, it may not be reborrowed.

         2.3      BORROWING PROCEDURES AND SETTLEMENTS.

                           (a) PROCEDURE FOR BORROWING. Each Borrowing shall be
made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing, (ii) whether such Advance is a U.S. Advance or a UK Advance and (iii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $10,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date). At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

                           (b) AGENT'S ELECTION. Promptly after receipt of a
request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

                           (c) MAKING OF LOANS.

                           (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b),

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

                  then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loans, as applicable), Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loans) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or
                  (2) the requested Borrowing would exceed the Availability on such Funding Date.

                           (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the Term Loans, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate

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

                  applicable at the time to the Advances (or portion of the Term Loans, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of the Term Loans, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of the Term Loans, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance (or portion of the Term Loans, as applicable) to be made by such other Lender on any Funding Date.

                           (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute

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

                  Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                           (d) MAKING OF SWING LOANS.

                           (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of
                  Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in
                  Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                           (ii) The Swing Loans shall (A) be secured by the Agent's Liens, (B) constitute Obligations hereunder, and (C) bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                           (e) AGENT ADVANCES.

                           (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the

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

                  continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof,
                  (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(i) hereof outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $7,000,000. Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

                           (ii) The Agent Advances shall (A) be repayable by Borrowers on demand, (B) secured by the Agent's Liens granted to Agent under the Loan Documents, (C) constitute Advances and Obligations hereunder, and (D) bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                           (f) SETTLEMENT. It is agreed that each Lender's
funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i)      Agent shall request settlement
                  ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan,
                  (2) for itself, with respect to each Agent Advance, and (3) with respect to Borrowers' or their Restricted Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances

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

                  for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate) an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                           (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                           (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrowers or their Restricted Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing

                  Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect, if any, of the Lender Side Letter Agreement and any other letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                           (g) NOTATION. Agent shall record on its books the
principal amount of the Advances (or portion of the Term Loans, as applicable) owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances (or portion of the Term Loan A or Term Loan B, as applicable) in its books and records, including computer records.

                           (h) LENDERS' FAILURE TO PERFORM. All Advances (other
than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                           (i) OPTIONAL OVERADVANCES. Any contrary provision of
this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and
(y) $7,000,000, (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account (including any sub-account thereof) for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (C) the aggregate principal amount of Overadvances made pursuant to this Section 2.3(i), when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e), does not exceed at any

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

time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $7,000,000, and (D) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           (A) In the event Agent obtains actual knowledge that
                  the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account (including any sub-account thereof) for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (B) Each Lender with a Revolver Commitment shall be
                  obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
                  Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account (including any sub-account thereof) of interest, fees, or Lender Group Expenses.

         2.4      PAYMENTS.

                           (a) PAYMENTS BY BORROWERS.

                           (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been

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

                  received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii)     Unless Agent receives notice from
                  Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b) APPORTIONMENT AND APPLICATION.

                           (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including the Lender Side Letter Agreement and any other letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to the Lender Side Letter Agreement and any other letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. Except as otherwise specifically provided in paragraph (b)(iii) below or
                  Section 2.4(d), all payments shall be remitted to Agent and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees or other amounts), and all proceeds of Accounts or other Collateral received by Agent, shall be applied (i) in the case of Accounts or other Collateral owned by the UK Borrower, to the payment of the UK Obligations, until paid in full, (ii) in the case of Accounts or other Collateral owned by any U.S. Borrower, first to the payment of the U.S. Obligations until paid in full in the following order of payment, and second to the payment of the UK Obligations until paid in full:

                                    A. first, to pay any Lender Group Expenses
                           then due to Agent under the Loan Documents, until paid in full,

                                    B. second, to pay any Lender Group Expenses
                           then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                    C. third, to pay any fees then due to Agent
                           (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                                    D. fourth, to pay any fees then due to any
                           or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full; provided that, if an Event of Default has occurred and is continuing, the priority of the payment of any fee payable to any Lender with respect to its Term Loan B shall, unless the Required Revolving Lenders agree in their sole discretion to forgo deferring such payment, be deferred to item "fifteenth" below,

                                    E. fifth, to pay interest due in respect of
                           all Agent Advances, until paid in full,

                                    F. sixth, ratably to pay interest due in
                           respect of the Advances (other than Agent Advances), the Swing Loans, Term Loan A and Term Loan B until paid in full; provided that, if an Event of Default has occurred and is continuing, the priority of the payment of any interest payable to any Lender with respect to its Term Loan B shall, unless the Required Revolving Lenders agree in their sole discretion to forgo deferring such payment, be deferred to item "sixteenth" below,

                                    G. seventh, to pay the principal of all
                           Agent Advances until paid in full,

                                    H. eighth, ratably to pay all principal
                           amounts then due and payable (other than as a result of an acceleration thereof) with respect to Term Loan A until paid in full,

                                    I. ninth, so long as no Event of Default has
                           occurred and is continuing, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to Term Loan B until paid in full,

                                    J. tenth, to pay the principal of all Swing
                           Loans until paid in full,

                                    K. eleventh, so long as no Event of Default
                           has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrowers or their Subsidiaries in respect of Bank Products, until paid in full,

                                    L. twelfth, so long as no Event of Default
                           has occurred and is continuing, to pay the principal of all Advances until paid in full,

                                    M. thirteenth, if an Event of Default has
                           occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserves established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers' and their Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                                    N. fourteenth, if an Event of Default has
                           occurred and is continuing, to pay the outstanding principal balance of Term Loan A (in the inverse order of the maturity of the installments due thereunder) until Term Loan A is paid in full,

                                    O. fifteenth, if an Event of Default has
                           occurred and is continuing, to pay fees due in respect of the Term Loan B, until paid in full,

                                    P. sixteenth, if an Event of Default has
                           occurred and is continuing, to pay interest due in respect of the Term Loan B, until paid in full,

                                    Q. seventeenth, if an Event of Default has
                           occurred and is continuing, to pay the outstanding principal balance of Term Loan B (in the inverse order of the maturity of the installments due thereunder) until Term Loan B is paid in full,

                                    R. eighteenth, if an Event of Default has
                           occurred and is continuing, to pay any other
                           Obligations (including the UK Obligations) and any interest and other amounts payable in respect thereof (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrowers' and their

                           Subsidiaries' obligations in respect of the then extant Bank Products), and

                                    S. nineteenth, to Borrowers (to be wired to
                           the Designated Account) or such other Person entitled thereto under applicable law;

provided, that in the event that, after the occurrence and during the continuance of an Event of Default, any payment is made to a Term Loan B Lender in respect of its Term Loan B pursuant to clauses (O), (P) or (Q) above, at a time when any of the UK Obligations owing to the Revolving Loan Lenders remain outstanding, then the Term Loan B Lender receiving such payment shall purchase from the Revolving Loan Lenders having UK Advances outstanding, a junior participation interest in such Revolving Loan Lenders' UK Advances (the "Junior Participation") in the aggregate amount of the payments received by such Term Loan B Lender in respect of its Term Loan B and each Revolving Loan Lender hereby agrees to sell to such Term Loan B Lender its Pro Rata Share of the Junior Participation. The terms and provisions of the Junior Participation shall be set forth in a junior participation agreement, in form and substance reasonably acceptable to the Agent, which agreement shall provide, among other things, that the payment priority of amounts payable to such Term Loan B Lender in respect to the Junior Participation shall be the same as the payment priority of amounts payable to such Term Loan B Lender in respect of its Term Loan B.

                           (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in
                  Section 2.3(f).

                           (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iv) For purposes of the foregoing (other than clause (R)), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default interest (but not any other interest) and loan fees, each arising from or related to a default are disallowed in any Insolvency Proceeding; provided, however that for the purposes of clause (R), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (v) Notwithstanding anything to the contrary, the Applicable Prepayment Premium shall not be paid to any Lender until all other Obligations have been paid in full

                           (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.

                           (c) MANDATORY PREPAYMENTS.

                           (i) The U.S. Borrowers will immediately prepay the outstanding principal amount of the Term Loan A and the Term Loan B in the event that the Revolver Commitments are terminated for any reason.

                           (ii) If at any time Agent determines in its Permitted Discretion, based on an updated appraisal of Borrowers' Eligible Equipment and Eligible Real Property, that the outstanding principal amount of Term Loan A is greater than the amount (such amount, the "Term Loan A Formula Amount") equal to (x) the sum of (i) 80% times the Eligible Equipment Liquidation Value, plus (ii) 75% times the Eligible Real Property Fair Market Value, less (y) the Environmental Reserve, if any, the U.S. Borrowers immediately shall pay to Agent, in cash, an amount equal to 100% of such excess to be applied to the principal installments of the Term Loan A in the inverse order of maturity, plus all accrued and unpaid interest on such amount.

                           (iii) On or prior to the date that is 95 days after the end of each fiscal year of Parent commencing with the fiscal year ended December 31, 2003, the U.S. Borrowers shall prepay the outstanding principal of Term Loans and the U.S. Advances in accordance with clause (d) below in an amount equal to 75% (or, if the Leverage Ratio as of the end of the immediately preceding fiscal quarter is less than 1.00:1.00, 25%) of the Excess Cash Flow of Parent and its Subsidiaries for such fiscal year.

                           (iv) Immediately upon any sale or disposition by any U.S. Borrower or any U.S. Guarantor or any of their U.S. Subsidiaries of property or assets, the U.S. Borrowers shall prepay the outstanding principal amount of the Term Loans and the U.S. Advances in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions. Nothing contained in this subclause (iv) shall permit any Borrower, any Guarantor or any of their Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

                           (v) Upon the issuance or incurrence by any U.S. Borrower, any U.S. Guarantor or any of their U.S. Subsidiaries of any Indebtedness (other than Indebtedness referred to in Section 7.1), or the sale or issuance by any U.S. Borrower, any U.S. Guarantor or any of their U.S. Subsidiaries of any shares of its Stock (other than (A) shares sold or issued to officers, directors, employees and stockholders as of the date hereof and their affiliates and (B) up to $2,000,000 in shares of Parent's common Stock sold prior to December 31, 2003), the U.S. Borrowers shall prepay the outstanding principal amount of the Term Loans and the U.S. Advances in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (v) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                           (vi) Upon the receipt by any U.S. Borrower, any U.S. Guarantor or any of their U.S. Subsidiaries of any Extraordinary Receipts, the U.S. Borrowers shall prepay the outstanding principal of the Term Loans and the U.S. Advances in accordance with clause (d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                           (d) APPLICATION OF PAYMENTS.

                           (i)      Each prepayment pursuant to subclause
                  (c)(iii) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first (1) to the outstanding principal amount of the Term Loan A in an amount equal to 25% of such prepayment, until paid in full and (2) to the outstanding principal amount of the Term Loan B in an amount equal to 75% of such prepayment, until paid in full, and second, to the outstanding principal amount of the Advances and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in
                  Section 2.4(b)(i). With respect to each prepayment of the Term Loan A, such prepayment shall be applied against the remaining installments of principal of the Term Loan A (if any) (x) if the then outstanding principal amount of the Term Loan A is equal to or greater than the product of 40% times the Term Loan A Formula Amount, in the inverse order of maturity, and
                  (y) if the then outstanding principal amount of the Term Loan A is less than the product of 40% times the Term Loan A Formula Amount, 50% of each such prepayment of the Term Loan A shall be applied in the inverse order of maturity and 50% shall be applied pro rata.

                           (ii)     Each prepayment pursuant to subclause
                  (c)(iv) and, with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral, (c)(vi) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied as follows:

                                    (1)      If the proceeds are from any sale
                  or disposition of any Accounts, such proceeds shall be applied, first, to the outstanding principal amount of the Advances, until paid in full, second, to the outstanding principal amount of the Term Loan A, until paid in full, and third, to the outstanding principal amount of the Term Loan B, until paid in full. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity.

                                    (2)      Subject to clause (3) below, if the
                  proceeds are from the sale or disposition of any other assets or any insurance proceeds or condemnation award related to a casualty or loss of Collateral, such proceeds shall be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Term Loan B, until paid in full, and third, to the outstanding principal amount of the U.S. Advances; provided, that, except during the continuance of a Default or an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair or restore the properties or assets in respect of which such proceeds were paid if (i) the amount of proceeds received in respect of such sale, disposition or insurance proceeds or condemnation award is less than $500,000, (ii) Administrative Borrower delivers a certificate to Agent within 10 days after such sale or 30 days after the date of such loss, destruction or taking, as the case may be, stating that such proceeds shall be used to replace, repair or restore such properties or assets within a period specified in such certificate not to exceed 180 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), and (iii) such proceeds are immediately deposited in a Deposit Account subject to a Control Agreement. If all or any portion of such proceeds not so applied to the prepayment of the Term Loans and U.S. Advances in accordance with this clause (2) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Term Loans and U.S. Advances in accordance with this clause (2) on the last day of such specified period. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity.

                                    (3)      If the proceeds are from a sale or
                  disposition of all or substantially all of the assets or Stock of any Person, which sale or disposition includes both Accounts and other assets, such proceeds shall be applied as follows: (x) an amount equal to the book value of such Accounts, or if greater, an amount equal to the U.S. Advances supported by such assets determined using the effective advance rate under the U.S. Borrowing Base against such Accounts (determined at the time of such sale or disposition), shall be applied to the outstanding principal amount of the U.S. Advances and (y) the remaining proceeds shall be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Term Loan B, until paid in full, and third, to the outstanding principal amount of the U.S. Advances, until paid in full. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity.

                  (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(i).

                           (iii)    Each prepayment pursuant to subclauses
                  (c)(v) and (c)(vi) (to the extent not insurance proceeds or a condemnation award related to a casualty or loss of Collateral applied pursuant to Section 2.4(d)(ii) above) shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Term Loan B, until paid in full, and third, to the outstanding principal amount of the U.S. Advances and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(i). Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loan (if any) in the inverse order of maturity.

                           (iv)     Notwithstanding anything to the contrary
contained herein, if Excess Availability is less than or equal to $10,000,000 immediately after giving effect to any prepayment that is required to be allocated to the Term Loan B pursuant to any of clauses (d)(i)(A), (d)(ii)(A)(2) and (3) and (d)(iii)(A) above, no such prepayment of the Term Loan B shall be made and (1) in the case of clauses (d)(ii)(A)(2) and (3) and (d)(iii)(A), (x) Agent shall apply such amounts to the payment of the U.S. Advances and, concurrently with such payment of the U.S. Advances, establish and maintain a corresponding reserve against the U.S. Borrowing Base and the Maximum Revolver Amount in an amount equal to the amount that would have otherwise been applied by Borrowers to the prepayment of the Term Loan B, and (y) the amount that is applied to the U.S. Advances pursuant to subclause (x) shall be applied to the prepayment of the Term Loan B, and the corresponding reserve against the U.S. Borrowing Base and the Maximum Revolver Amount shall be released, from time to time thereafter when Excess Availability will be greater than $10,000,000 immediately after giving effect to such prepayment of the Term Loan B, and (2) in the case of clause (d)(i)(A), such payment shall be made from time to time thereafter when Excess

Availability will be greater than $10,000,000 immediately after giving effect to such prepayment of the Term Loan B.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                           (a) INTEREST RATES. Except as provided in clause (c)
below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Account (including any sub-account thereof) pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin, (iii) if the relevant Obligation is Term Loan B, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan B Margin; provided, that to the extent that the Base Rate would be less than 4.25%, the Base Rate with respect to Term Loan B automatically shall be deemed increased to 4.25%, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                  The foregoing notwithstanding, at no time shall any portion of the Advances or the Term Loan A bear interest on the Daily Balance thereof at a per annum rate less than 5.00%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                           (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent
(for the ratable benefit of the Lenders with a Revolver Commitment, subject to the Lender Side Letter Agreement and any other letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.25% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                           (c) DEFAULT RATE. Upon the occurrence and during the
continuation of an Event of Default (and at the election of Agent or the Required Lenders in the case of all Obligations other than Obligations attributable to the Term Loan B, and, at the election of Documentation Agent, in the case of Obligations attributable to the Term Loan B),

                           (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Account (including any sub-account thereof) pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to four
                  (4) percentage points above the per annum rate otherwise applicable hereunder; provided, that if after an Event of Default payments are made in respect of the Term Loan B prior to the repayment in full of the UK Advances, then, with respect to any portion of the UK Advances that are subject to a Junior Participation pursuant to Section 2.4(b), the default rate on the UK Advances shall be increased to the lesser of
                  (A) the maximum rate permitted by applicable law and (B) the default rate applicable to the Term Loan B, and

                           (ii) the Letter of Credit fee provided for above shall be increased to four (4) percentage points above the per annum rate otherwise applicable hereunder.

                           (d) PAYMENT. Except as provided to the contrary in
Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to, and Agent agrees that it will, charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loans and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserves) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder; provided, however, that the interest, fees, Lender Group Expenses, charges, commissions, fees, costs and other payments owing by the UK Borrower to the Lender Group shall be charged to the sub-account of the UK Borrower established under the Loan Account pursuant to Section 2.10. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder; provided, however, that any interest not paid when due by the UK Borrower shall be charged to the sub-account of the UK Borrower established under the Loan Account pursuant to Section 2.10.

                           (e) COMPUTATION. All interest and fees chargeable
under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

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

                           (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      CASH MANAGEMENT.

                           (a) Borrowers shall, and shall cause each of their
Restricted Subsidiaries to, (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Restricted Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management
Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

                           (b) Each Cash Management Bank shall establish and
maintain Cash Management Agreements with Agent and Borrowers, in form and substance reasonably acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

                           (c) So long as no Default or Event of Default has
occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers (or their Restricted Subsidiaries, as

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applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrowers (or their Restricted Subsidiaries, as applicable) shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment, unless Agent advises Administrative Borrower prior to the end of such 60-day period that such procedures or performance of such Cash Management Bank have become acceptable to Agent.

                           (d) The Cash Management Accounts shall be cash
collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers (other than the UK Borrower, whose grant of such Collateral is made pursuant to the Debenture) hereby grant a Lien to Agent.

                           (e) On or prior to the UK Borrower Closing Date, the
UK Borrower shall (i) establish and maintain one or more depository accounts, under the dominion and control of Agent pursuant to a lockbox agreement among Agent, the UK Borrower and the applicable UK financial institution, in form and substance reasonably satisfactory to Agent, in respect of its Collections and
(ii) instruct all of its Account Debtors to remit all such Collections to such depository accounts. The UK Borrower shall at all times deposit all Collections into such accounts that are received by it from any source promptly, and in any event no later than the first Business Day, after the date of receipt thereof.

                           (f) Subject to Section 6.19, so long as no Event of
Default shall have occurred and be continuing, the UK Borrower may use the funds on deposit in its foreign bank accounts for its working capital purposes. During the continuance of an Event of Default, Agent shall have the right to convert all non-Dollar denominated balances in the UK Borrower's foreign bank accounts into Dollars (at Borrowers' sole expense) and cause all amounts in such accounts to be wired into a Deposit Account or other account subject to a Control Agreement and then wired from such Deposit Account to a Cash Management Account. The arrangements contemplated in Section 2.7(e) and this Section 2.7(f) shall not be modified by Parent or any of its Subsidiaries without the prior written consent of Agent.

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the

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contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the Term Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loans, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including accrued interest, fees and expenses, and Lender Group Expenses; provided that, from and after the UK Borrower Closing Date, Agent shall maintain a separate sub-account under the Loan Account in the name of the UK Borrower on which the UK Borrower will be charged with all UK Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender or the Lenders to the UK Borrower or for the UK Borrower's account, and with all other payment Obligations of the UK Borrower hereunder or under the other Loan Documents (except for Bank Product Obligations), including accrued interest, fees and expenses and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement

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is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of the Lender Side Letter Agreement and any other letter agreements between Agent and individual Lenders:

                           (a) UNUSED LINE FEE. On the first day of each month
during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                           (b) FEE LETTER FEES. As and when due and payable
under the terms of the Fee Letter, the fees set forth in the Fee Letter,

                           (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit,
appraisal, and valuation fees and charges as follows: (i) a fee of $900 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent or Documentation Agent, and for the establishment of electronic collateral reporting systems performed by personnel employed by Agent, and (ii) the actual charges paid or incurred by Agent or Documentation Agent if it elects to employ the services of one or more third Persons, reasonably selected by Agent or Documentation Agent, as the case may be, to perform financial audits of Borrowers or their Restricted Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess a Borrowers' and their Restricted Subsidiaries' business valuation, and

                           (d) FLOAT CHARGE. From and after the Closing Date,
Agent shall be entitled to charge Borrowers for two (2) Business Days of `clearance' or `float' at the rate then applicable under Section 2.6 to Advances that are Base Rate Loans on all Collections that are received by Borrowers and their Restricted Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board two (2) Business Day clearance or float charge on all Collections of Borrowers and their Restricted Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending two (2) Business Days after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.11(d) shall be for the exclusive benefit of Agent.

         2.12     LETTERS OF CREDIT.

                           (a) Subject to the terms and conditions of this
Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the

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

account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall not issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed $10,000,000, or

                           (iii) the Letter of Credit Usage would exceed the
                  Maximum Revolver Amount less the then extant amount of outstanding Advances.

                  Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to

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

this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Notwithstanding anything to the contrary in this Agreement, an L/C may only be issued for the account of a U.S. Borrower, and shall not be issued for the account of the UK Borrower.

                           (b) Promptly following receipt of a notice of L/C
Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                           (c) Each Borrower hereby agrees to indemnify, save,
defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be

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different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, other than gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                           (d) Each Borrower hereby authorizes and directs any
Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                           (e) Any and all charges, commissions, fees, and costs
incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the usage charge imposed by the prospective Underlying Issuer in the case of Wells Fargo is 0.825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that such Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                           (f) If by reason of (i) any change after the Closing
Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

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and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13     LIBOR OPTION.

                           (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of
having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto and, in the case of any LIBOR Rate Loan with an Interest Period longer than three (3) months, the day that interest would have been payable if such LIBOR Rate Loan had an Interest Period of three (3) months, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                           (b) LIBOR ELECTION.

                           (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least three (3) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received

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

                  by Agent prior to 5:00 p.m. (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                           (iii) Borrowers shall have not more than five (5) LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                           (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate
Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers' and their Restricted Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above; provided, that, to the extent

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reasonably feasible, Agent shall endeavor to apply such Collections first to
Base Rate Loans, and second to LIBOR Rate Loans.

                           (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option from such Lender until such Lender determines that it would no longer be unlawful or impractical to do so.

                           (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to
the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this

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Section shall apply as if each Lender or its Participants had match funded any
Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.15     JOINT AND SEVERAL LIABILITY OF BORROWERS.

                  (a) Each U.S. Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each U.S. Borrower and in consideration of the undertakings of the other U.S. Borrowers to accept joint and several liability for the Obligations.

                  (b) Each U.S. Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Borrowers, with respect to the payment and performance of all of the U.S. Obligations (including any U.S. Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the U.S. Obligations shall be the joint and several obligations of each U.S. Borrower without preferences or distinction among them.

                  (c) Each Borrower, jointly and severally, irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the UK Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the UK Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                  (d) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other U.S. Borrowers will make such payment with respect to, or perform, such Obligation.

                  (e) The Obligations of each U.S. Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each U.S. Borrower enforceable against each such U.S. Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (f) Except as otherwise expressly provided in this Agreement, each U.S. Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each U.S. Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each U.S. Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each U.S. Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such U.S. Borrower under this
Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each U.S. Borrower under this
Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender. The joint and several liability of the U.S. Borrowers hereunder shall continue in full force

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

and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or any Agent or Lender.

                  (g) Each U.S. Borrower represents and warrants to Agent and Lenders that such U.S. Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each U.S. Borrower further represents and warrants to Agent and Lenders that such U.S. Borrower has read and understands the terms and conditions of the Loan Documents. Each U.S. Borrower hereby covenants that such U.S. Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (h) Each U.S. Borrower waives all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Agent's or such Lender's rights of subrogation and reimbursement against such U.S. Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

                  (i) Each U.S. Borrower waives all rights and defenses that such U.S. Borrower may have because the Obligations are or will be secured by Real Property. This means, among other things:

                           (i) Agent and Lenders may collect from such U.S. Borrower without first foreclosing on any Collateral pledged by U.S. Borrowers.

                           (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by U.S. Borrowers:

                                    A. The amount of the Obligations may be
                           reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                    B. Agent and Lenders may collect from such
                           U.S. Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such U.S. Borrower may have to collect from the other U.S. Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such U.S. Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

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

                  (j) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the U.S. Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other U.S. Borrowers or to exhaust any remedies available to it or them against any of the other U.S. Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the U.S. Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (k) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (l) Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

                  (m) For the avoidance of doubt, the UK Borrower shall be obligated for the UK Obligations and not for any other Obligations.

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

         2.16 REGISTERED NOTES. Administrative Borrower agrees to record each Term Loan B on the Register referred to in Section 14.1(h). Each Term Loan B recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Term Loan B, each Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 14.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Term Loan B may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent and Documentation Agent, of each of the conditions precedent set forth below:

                           (a) the Closing Date shall occur on or before August
4, 2003;

                           (b) Agent shall have received a UCC Filing
Authorization Letter, duly executed by each Borrower and each Guarantor, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

                           (c) Agent shall have received each of the following
documents, in form and substance reasonably satisfactory to Agent and Documentation Agent, duly executed, and each such document shall be in full force and effect:

                           (i)      the Cash Management Agreements,

                           (ii)     the Control Agreements,

                           (iii)    the Copyright Security Agreement,

                           (iv)     the Disbursement Letter,

                           (v)      the Due Diligence Letter,

                           (vi)     the Fee Letter,

                           (vii)    the Flow of Funds Letter,

                           (viii)   the Guarantor Security Agreement,

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

                           (ix)     the Intercompany Subordination Agreement,

                           (x)      the Lender Side Letter Agreement,

                           (xi)     the Mortgages,

                           (xii)    the Officers' Certificate,

                           (xiii)   the Patent Security Agreement,

                           (xiv) the Pay-Off Letter, together with Uniform Commercial Code termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers and their Subsidiaries,

                           (xv) the Securities Pledge Agreement, together with all Pledged Notes and certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                           (xvi)    the Trademark Security Agreement, and

                           (xvii)   the U.S. Guaranty;

                           (d) Agent shall have received a certificate from the
Secretary of each Borrower (i) attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower authorized to sign each such Loan Document;

                           (e) Agent shall have received copies of each
Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                           (f) Agent shall have received a certificate of status
with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                           (g) Agent shall have received certificates of status
with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                           (h) Agent shall have received a certificate from the
Secretary of each U.S. Guarantor (i) attesting to the resolutions of such U.S. Guarantor's board of directors authorizing its execution, delivery, and performance of the Loan Documents to which such U.S. Guarantor is a party and authorizing specific officers of such U.S. Guarantor to execute the same and
(ii) certifying the names and true signatures of the officers of such U.S. Guarantor authorized to sign each such Loan Document;

                           (i) Agent shall have received copies of each U.S.
Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such U.S. Guarantor;

                           (j) Agent shall have received a certificate of status
with respect to each U.S. Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such U.S. Guarantor, which certificate shall indicate that such U.S. Guarantor is in good standing in such jurisdiction;

                           (k) Agent shall have received certificates of status
with respect to each U.S. Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such U.S. Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such U.S. Guarantor is in good standing in such jurisdictions;

                           (l) Agent shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and Documentation Agent;

                           (m) Agent shall have received Collateral Access
Agreements with respect to the following locations: (i) 1251 Airport Road, Wilmington, OH 45117; (ii) 1164 Triton Drive, Suite 100, Foster City, CA 94404;
(iii) 4032 Park 65 Drive, Indianapolis, IN 46254; (iv) 213 Thornton Road, Lithia Springs, GA 30122; (v) 6555 Sims Drive, Sterling Heights, MI 48312; (vi) 8338 Washington Avenue, Racine, WI 53406; (vii) 1151 Allen Drive, Troy, MI 48083;
(viii) 1374 Rankin Road, Troy, MI 48084; (ix) 1444 Wazee Street, Denver, CO 80202; (x) 3533 South 61st Avenue Circle, Omaha, NE 68117; (xi) 450 West 33rd Street, New York, NY 10001; (xii) 888 West Big Beaver Road, Troy, MI 48084;
(xiii) 1620 Central Street, Evanston, IL 60201; and (xiv) 1221 Riverbend Drive, Dallas, TX 75247;

                           (n) No material adverse change shall have occurred in
the financial condition of Borrowers or their Restricted Subsidiaries or in the value of the Borrower Collateral;

                           (o) Agent and Documentation Agent shall have received
opinions of Borrowers' counsel in form and substance reasonably satisfactory to Agent and Documentation Agent;

                           (p) Agent shall have received satisfactory evidence
(including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers and their Restricted Subsidiaries have been timely filed and all taxes upon Borrowers and their Restricted Subsidiaries or their respective properties, assets, income, and franchises (including Real Property taxes, sales taxes, excise taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (q) Borrowers shall have the Required Availability
after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

                           (r) Borrowers shall have remitted by wire transfer to
Agent all cash (and delivered all Cash Equivalents in such manner as directed by Agent) of Borrowers utilized to calculate the Required Availability;

                           (s) Agent and Documentation Agent shall have
completed their business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' and their Restricted Subsidiaries' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent and Documentation Agent, and (ii) an analysis of Parent's and its Subsidiaries' trailing 12-month financial statements, the results of which shall be satisfactory to Agent and Documentation Agent (including a verification that Parent's and its Subsidiaries' reported trailing 12 months EBITDA for the periods ending December 31, 2002 and May 31, 2003 was at least $42,000,000);

                           (t) Agent and Documentation Agent shall have reviewed
and shall be reasonably satisfied with all material agreements and customer contracts of Borrowers and their Restricted Subsidiaries;

                           (u) Agent shall have received Borrowers' Closing Date
Business Plan, the results of which shall be satisfactory to Agent and Documentation Agent;

                           (v) Agent and Documentation Agent shall have received
Uniform Commercial Code, tax lien and litigation searches, the results of which shall be reasonably satisfactory to Agent and Documentation Agent;

                           (w) the ratio of (I) Funded Debt of Parent and its
Subsidiaries as of the Closing Date after giving effect to the closing (including any issued Letters of Credit) to (II) EBITDA of Parent and its Subsidiaries for the twelve-month period immediately preceding the Closing Date shall not exceed 2.25:1.0;

                           (x) at least 51% of the outstanding common stock of
Parent shall be tendered and accepted in a tender offer (the "Tender Offer") conducted in accordance with the Exchange Act and all applicable rules and regulations thereunder, and evidence thereof shall have been furnished to Agent and Documentation Agent;

                           (y) Agent, Documentation Agent and their respective
counsel shall be reasonably satisfied with Parent's corporate structure following satisfaction of clause (x) above;

                           (z) Agent and Documentation Agent shall have received
a certificate of the president of Newco, certifying that Agent has received are true, complete and correct copies of the Tender Offer Documents and the Other Restructuring Documents;

                           (aa) Agent and Documentation Agent shall have
reviewed the Tender Offer Documents and the Other Restructuring Documents and shall be reasonably satisfied in all respects with the Tender Offer Documents and the Other Restructuring Documents and shall have received satisfactory evidence that each Tender Offer Document and Other Restructuring Document, to the extent executed and delivered on or prior to the Closing Date, is in full force and effect and a majority of the Board of Directors of Parent shall have been designated by Kohlberg;

                           (bb) Agent and Documentation Agent shall have
reviewed the Newco Loan Documents and shall be reasonably satisfied with the terms and conditions of such documents, including the subordination provisions thereof;

                           (cc) All director, stockholder, governmental and
third party consents and approvals necessary in connection with each aspect of the Tender Offer shall have been obtained (without the imposition of any conditions that are not acceptable to Agent or Documentation Agent) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of Agent or Documentation Agent that restrains, prevents or imposes material adverse conditions upon any aspect of the Tender Offer;

                           (dd) A takeover audit shall have been conducted by or
on behalf of Agent and Documentation Agent, the results of which shall be reasonably satisfactory to Agent and Documentation Agent;

                           (ee) Borrowers shall have paid all Lender Group
Expenses incurred in connection with the transactions evidenced by this Agreement;

                           (ff) Agent and Documentation Agent shall have
received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent and Documentation Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent and Documentation Agent assuring Agent and Documentation Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except (a) Permitted Liens and (b) such other encumbrances as shall be approved by Agent and Documentation Agent in their Permitted Discretion, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent and

Documentation Agent. In addition, Borrowers and their Restricted Subsidiaries shall have paid to said title insurance company all expenses and premiums of said title insurance company in connection with the issuance of the Mortgage Policies and in addition shall have paid to said title insurance company an amount equal to the recording, stamp, mortgage and/or intangibles taxes payable in connection with the recording of the Mortgages in the appropriate county recording offices;

                           (gg) Agent and Documentation Agent shall be
reasonably satisfied with the status of (I) the amount and nature of the exposure relating to potential claims by Kmart or other parties on behalf of Kmart (whether under Chapter 5 of the Bankruptcy Code, or otherwise), (II) any party's right to offset any claims described in the foregoing clause (I) against Accounts with respect to which the Account Debtor is Kmart, and (III) any other agreements related thereto;

                           (hh) Each Borrower shall have implemented an
electronic reporting system that is reasonably satisfactory to Agent and Documentation Agent;

                           (ii) Parent shall have received net proceeds in an
amount equal to at least $50,000,000 from Kohlberg, and Agent shall have received evidence, reasonably satisfactory to Agent and Documentation Agent in all respects, of such equity investment;

                           (jj) there shall exist no claim, action, suit,
investigation, litigation or proceeding, pending or threatened in any court or before any Governmental Authority which relates to the transactions contemplated by the Loan Documents, the Tender Offer Documents, or the Other Restructuring Documents or which, in the opinion of any Lender, has any reasonable likelihood of having a material adverse effect on (A) the ability of Borrowers to perform its obligations under the Loan Documents, (B) the ability of Lenders to enforce the Loan Documents, (C) the Back-end Merger, (D) the Tender Offer, or (E) the Restructuring;

                           (kk) Agent and Documentation Agent shall have
reviewed the Governing Documents of Newco and shall be reasonably satisfied in all respects with such Governing Documents and shall have received satisfactory evidence that each such Governing Document is in full force and effect;

                           (ll) Borrowers and each of their Restricted
Subsidiaries shall have received all material licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Restricted Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

                           (mm) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

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

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                           (a) the UK Borrower Closing Date shall occur by
September 15, 2003;

                           (b) upon the Back-end Merger Effective Date,
Borrowers shall deliver to Agent an opinion of Borrowers' counsel in form and substance reasonably satisfactory to Agent and Documentation Agent;

                           (c) Borrowers shall use their commercially reasonable
efforts to deliver to Agent, within 30 days after the Closing Date, Collateral Access Agreements with respect to the following locations: (i) 402 Amherst Street, Suite 302. Nashua, NH 03063; (ii) 600 Third Avenue, New York, NY 10016;
(iii) 4716 Vineland Avenue, North Hollywood, CA 91602; and (iv) One Palmer Terrace, Carlstadt, NJ 07072; provided, however, if any of such Collateral Access Agreements are not delivered within such period, Agent may establish a rent reserve with respect to each such location;

                           (d) Borrowers shall use their commercially reasonable
efforts to deliver to Agent, within 60 days after the Closing Date, Borrowers shall deliver to Agent Collateral Access Agreements with respect to the following locations: (i) 21725 Melrose Avenue, Southfield, MI 48075; (ii) 1212 Avenue of the Americas, New York, NY 10020; (iii) 67 W. Michigan Avenue, Suite 515, Battle Creek, MI; and (iv) 653 Front Street, San Francisco, CA 94105; provided, however, if any of such Collateral Access Agreements are not delivered within such period, Agent may establish a rent reserve with respect to each such location;

                           (e) within 10 days after the Closing Date, Borrowers
shall deliver to Agent certified copies of the Governing Documents of the Borrowers and the Guarantors;

                           (f) within 30 days after the Closing Date, Borrowers
shall deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (g) within 120 days after the Closing Date, if
recommended by Enercon and reasonably deemed necessary by Agent and Documentation Agent (based upon information contained in the phase-I environmental reports received by Agent and Documentation Agent) with respect to any parcel comprising the Real Property Collateral, Agent shall have received a phase-II environmental report with respect to such parcel, and the scope of the report and the results thereof shall be acceptable to Agent and Documentation Agent;

                           (h) within 90 days after the Closing Date, the
Back-end Merger Effective Date shall have occurred;

                           (i) within 60 days after the Closing Date, Agent
shall have received irrevocable assignments from Borrowers' credit card processors, reasonably satisfactory to Agent and Documentation Agent;

                           (j) within 21 days after the UK Borrower Closing
Date, the Debenture and the UK Guarantor Debentures shall have been registered in the UK Companies Registry;

                           (k) within 21 days after the UK Borrower Closing
Date, the UK Borrower shall have made Slavenburg registrations in respect of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement; and

                           (l) within 10 Business Days after the UK Borrower
Closing Date, the Patent Security Agreement and the Trademark Security Agreement shall have been filed against the UK Borrower in the United Kingdom Patent Office.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                           (a) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                           (c) no injunction, writ, restraining order, or other
order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates;

                           (d) the amount of Revolver Usage, after giving effect
to the requested Advance, shall not exceed Availability; and

                           (e) no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall continue in full force and effect for a term ending on the fifth anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Restricted Subsidiaries of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon the Lender Side Letter Agreement and any other letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

         3.7 CONDITIONS TO THE UK BORROWER BECOMING A BORROWER. The obligation of the Lender Group (or any member thereof) to make any UK Advance hereunder is subject to the fulfillment, to the reasonable satisfaction of Agent and Documentation Agent, of each of the conditions precedent set forth below; it being understood and agreed that the UK Borrower shall not become a "Borrower" until the date (the "UK Borrower Closing Date") that each of such conditions is fulfilled to the reasonable satisfaction of Agent and Documentation Agent:

                           (a) the UK Borrower Closing Date shall occur on or
before September 15, 2003;

                           (b) Agent shall have received each of the following
documents, in form and substance reasonably satisfactory to Agent and Documentation Agent, duly executed, and each such document shall be in full force and effect:

                           (i) this Agreement, including a duly executed counterpart thereof by the UK Borrower,

                           (ii)     the Cash Management Agreements of the UK
                  Borrower,

                           (iii) the Copyright Security Agreement, including a duly executed counterpart thereof by the UK Borrower,

                           (iv)     the Debenture,

                           (v) the Intercompany Subordination Agreement, including a duly executed counterpart thereof by the UK Borrower,

                           (vi) the Patent Security Agreement, including a duly executed counterpart thereof by the UK Borrower,

                           (vii) the Trademark Security Agreement, including a duly executed counterpart thereof by the UK Borrower, and

                           (viii)   the UK Guarantor Debentures, and

                           (ix)     the UK Guaranty;

                           (c) Agent shall have received a certificate from the
Secretary of the UK Borrower (i) attesting to the resolutions of its Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and authorizing its specific officers to execute the same and (ii) certifying the names and true signatures of the UK Borrower officers authorized to sign each such Loan Document;

                           (d) Agent shall have received copies of the UK
Borrower's Governing Documents, as amended, modified, or supplemented to the UK Borrower Closing Date, certified by the Secretary of the UK Borrower;

                           (e) Agent shall have received a certificate of status
with respect to the UK Borrower, dated within 10 days of the UK Borrower Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of the UK Borrower, which certificate shall indicate that the UK Borrower is a limited company duly incorporated and existing under the laws of England and Wales;

                           (f) Agent shall have received certificates of status
with respect to the UK Borrower, each dated within 30 days of the UK Borrower Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of the UK Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that the UK Borrower is in good standing in such jurisdictions;

                           (g) Agent shall have received a certificate from the
Secretary of each UK Guarantor (i) attesting to the resolutions of such UK Guarantor's board of directors authorizing its execution, delivery, and performance of the Loan Documents to which such UK Guarantor is a party and authorizing specific officers of such UK Guarantor to execute the same and (ii) certifying the names and true signatures of the officers of such UK Guarantor authorized to sign each such Loan Document;

                           (h) Agent shall have received copies of each UK
Guarantor's Governing Documents, as amended, modified, or supplemented to the UK Borrower Closing Date, certified by the Secretary of such UK Guarantor;

                           (i) Agent shall have received a certificate of status
with respect to each UK Guarantor, dated within 10 days of the UK Borrower Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such UK Guarantor, shall indicate that such UK Guarantor is a limited company duly incorporated and existing under the laws of England and Wales;

                           (j) Agent shall have received certificates of status
with respect to each UK Guarantor, each dated within 30 days of the UK Borrower Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such UK Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such UK Guarantor is in good standing in such jurisdictions;

                           (k) Agent and Documentation Agent shall have received
opinions of UK Borrower's or Agent's counsel in form and substance reasonably satisfactory to Agent and Documentation Agent;

                           (l) Agent shall have received satisfactory evidence
(including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by UK Borrower and the UK Guarantors have been timely filed and all taxes upon UK Borrower and the UK Guarantors or their respective properties, assets, income, and franchises (including Real Property taxes, sales taxes, excise taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (m) Agent and Documentation Agent shall have received
evidence that all Liens (other than Permitted Liens) created by the UK Borrower and UK Guarantors (other than pursuant to the Loan Documents) have been discharged, and that such discharges shall have been filed at the UK Companies Registry;

                           (n) Agent and Documentation Agent shall have received
satisfactory evidence that the UK Borrower's and the UK Guarantors' execution and delivery of all applicable Loan Documents on the UK Borrower Closing Date does not violate the financial assistance laws or any other laws of England and Wales;

                           (o) The UK Borrower and each of the UK Guarantors
shall have received all material licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by UK Borrower or any UK Guarantor of the Loan Documents or with the consummation of the transactions contemplated thereby; and

                           (p) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent and Documentation Agent.

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Borrower (other than the UK Borrower, whose grant of such Collateral is made pursuant to the Debenture) hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Borrower Collateral shall attach to all

Borrower Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers and their Restricted Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that Borrowers' Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect Borrowers' Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account (or any sub-account thereof, as applicable). Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its or its Restricted Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by the applicable Borrower or Restricted Subsidiary.

         4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

                           (a) Each Borrower authorizes Agent to file any
financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Borrower where permitted by applicable law. Each Borrower hereby ratifies the filing of any financing statement filed without the signature of such Borrower prior to the date hereof.

                           (b) If a Borrower or its Restricted Subsidiaries
acquire any commercial tort claims after the date hereof, such Borrower shall promptly (but in any event within three (3) Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which such Borrower or its Restricted Subsidiary, as applicable, shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment").

                           (c) At any time upon the request of Agent, Borrowers
shall execute and deliver to Agent, and shall cause their Restricted Subsidiaries to execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, mortgages, surveys, assignments,

Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect and continue perfected or to better perfect the Agent's Liens in the assets of Borrowers and their Restricted Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrowers shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers or their Restricted Subsidiaries during the prior period, (ii) cause all material patents, Copyrights, and trademarks acquired or generated by Borrowers or their Restricted Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' or the applicable Restricted Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, Copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrowers' or their Restricted Subsidiaries' Accounts, (d) endorse such Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrowers' or their Restricted Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrowers' and their Restricted Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 CONTROL AGREEMENTS. Each Borrower agrees that it will not, and will not permit its Restricted Subsidiaries to, transfer assets out of any of their Deposit Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, such Borrower and its Restricted Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as such Borrower (or its Restricted Subsidiary, as applicable), Agent, and the substitute bank or securities intermediary have entered into a Control Agreement. Each Borrower agrees that it will, and will cause its Restricted Subsidiaries to, take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Borrowers and their Restricted Subsidiaries have good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to

Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Administrative Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

         5.3      [INTENTIONALLY OMITTED]

         5.4 EQUIPMENT. All of the Equipment of Borrowers and their Restricted Subsidiaries is used or held for use in their business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of Borrowers and their Restricted Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

         5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records describing, in summary fashion, its and its Restricted Subsidiaries' Inventory and the book value thereof.

         5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

                           (a) The jurisdiction of organization of each Borrower
and each of its Restricted Subsidiaries is set forth on Schedule 5.7(a).

                           (b) The chief executive office of each Borrower and
each of its Restricted Subsidiaries is located at the address indicated on
Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

                           (c) Each Borrower's and each of its Restricted
Subsidiaries' FEIN (to the extent applicable) and organizational identification number, if any, are identified on Schedule 5.7(c).

                           (d) As of the Closing Date, Borrowers and their
Restricted Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

         5.8      DUE ORGANIZATION AND QUALIFICATION; RESTRICTED SUBSIDIARIES

                           (a) Each Borrower (other than the UK Borrower) is
duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change. The UK Borrower is a limited company duly incorporated and existing under the laws of England and Wales. The UK Borrower possesses the capacity to sue and be sued in its own name, and it has the power to carry on business which it conducts or proposes to conduct and to own its assets.

                           (b) Set forth on Schedule 5.8(b) is a complete and
accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c) Set forth on Schedule 5.8(c) is a complete and
accurate list of each Borrower's direct and indirect Restricted Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Restricted Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d) Except as set forth on Schedule 5.8(d), there are
no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Restricted Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Restricted Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Restricted Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a) As to each Borrower, the execution, delivery, and
performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                           (b) As to each Borrower, the execution, delivery, and
performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                           (c) Other than (i) the filing of financing
statements, (ii) the filings with the UK Companies Registry, and (iii) the recordation of the Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (d) As to each Borrower, this Agreement and the other
Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) Upon completion of the actions specified in
clauses (i), (ii) and (iii) of paragraph (c) above, the Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                           (f) The execution, delivery, and performance by each
Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                           (g) The execution, delivery, and performance by each
Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

                           (h) Other than the filing of financing statements,
filings with the UK Companies Registry, and the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (i) The Loan Documents to which each Guarantor is a
party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of any Borrower, threatened against any Borrower, or any of its Restricted Subsidiaries, or any property or asset owned, leased or operated by any Borrower or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to any such Borrower, or any such Restricted Subsidiary, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and their Restricted Subsidiaries or Guarantors that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and their Restricted Subsidiaries' (or Guarantors', as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Restricted Subsidiaries (or Guarantors) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

         5.12     FRAUDULENT TRANSFER.

                           (a) After giving effect to the transactions being
effected on the Closing Date, each Borrower and each of its Restricted Subsidiaries is Solvent.

                           (b) No transfer of property is being made by any
Borrower or its Restricted Subsidiaries and no obligation is being incurred by any Borrower or its Restricted Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud, or to prefer, either present or future creditors of Borrowers or their Restricted Subsidiaries.

         5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Restricted Subsidiaries, or any of their ERISA Affiliates has maintained or contributed, or currently maintains or contributes, to any Benefit Plan, except as set forth on
Schedule 5.13.

         5.14     ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14,
(a) none of Borrowers', any of their Subsidiaries' or, to the knowledge of Borrowers, any other Person has produced, stored, handled, treated, released, recycled, disposed of, or transported, any Hazardous Materials at, on, under, to or from any assets or properties of any Borrower or any of its Subsidiaries, or any of their predecessors in interest, where such production, storage, handling, treatment, release, recycling, disposal, or transport was in violation, in any material respect, of applicable Environmental Law or could give rise to any Environmental Actions or Environmental Liabilities and Costs, (b) Borrowers and their Subsidiaries are in material compliance with all Environmental Laws applicable to each business, property and asset currently owned, leased, or operated by them, (c) none of Borrowers', their Subsidiaries', or any of their predecessors in interests' properties or assets, and none of any adjoining properties or properties that received Hazardous Materials generated by any Borrower, any of its Subsidiaries, or any of their predecessors in interest, has ever been designated or identified on the National Priorities List under CERCLA or any similar list under any Environmental Law pertaining to identification of sites potentially requiring Remedial Action, (d) no underground storage tanks, landfills, surface impoundments, waste piles or other land treatment, storage or disposal areas are or have been located on any of Borrowers' or their Subsidiaries' properties or assets, (e) none of Borrowers nor any of their Subsidiaries have received notice that an Environmental Lien has attached to any revenues or to any Real Property owned, leased, or operated by Borrowers or their Subsidiaries, (f) none of Borrowers nor any of their Subsidiaries have knowledge of, have received, or are subject to any Environmental Action, and (g) to the knowledge of Borrowers, no other event or condition has occurred or exists that could give rise to any Environmental Actions against, or the incurrence of any Environmental Liabilities and Costs by any Borrower or any of its Subsidiaries.

         5.15 BROKERAGE FEES. None of Borrowers nor any of their Restricted Subsidiaries have utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers or their Restricted Subsidiaries in connection herewith.

         5.16     INTELLECTUAL PROPERTY.

                           (a) Each Borrower and its Restricted Subsidiaries
owns, or holds licenses in, all Intellectual Property Rights that are necessary to the conduct of its business as currently conducted. Attached hereto as
Schedule 5.16(a) (which such Borrower may amend from time to time provided that notice and copies thereof are promptly provided to Agent) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications and Copyrights (including Copyright registrations and applications) as to which such Borrower is the owner or is an exclusive licensee.

                           (b) Each Borrower represents and warrants that it and
its Restricted Subsidiaries has taken all actions reasonably necessary to protect Borrower Intellectual Property Rights. Such Borrower and its Restricted Subsidiaries has only entered into such material source code licenses as set forth in Schedule 5.16(b).

                           (c) To the Borrowers' best knowledge, no past or
present employee or contractor of any Borrower or its Restricted Subsidiaries has any ownership interest, license, permission or other right in or to any material Borrower Intellectual Property Rights.

                           (d) Each Borrower and its Restricted Subsidiaries has
made all necessary payments, filings and recordations to protect and maintain its interest in material Borrower Intellectual Property Rights in the United States or any other jurisdiction, including (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including all applications for registration of Copyrights, trademarks, and patents.

                           (e) Except as set forth on Schedule 5.16(e), no claim
has been made and is continuing or threatened that the use by any Borrower or its Restricted Subsidiaries of any item of General Intangibles is invalid or unenforceable or that the use by such Borrower or its Restricted Subsidiaries of any General Intangibles does or may violate the rights of any Person, other than any such claim which would not cause a Material Adverse Change. To the best of such Borrower's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Rights contained on Schedule 5.16(a).

                           (f) Each Borrower and its Restricted Subsidiaries has
filed applications and taken any and all other actions reasonably necessary to register all material Copyrights, in good faith in accordance with the procedures and regulations of the U.S. Copyright Office (or any similar office of any other jurisdiction in which such Borrower's Copyrights are used) in a manner sufficient to impart constructive notice of such Borrower's and its Restricted Subsidiaries' ownership thereof.

         5.17 LEASES. Borrowers and their Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their businesses and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Borrowers or their Restricted Subsidiaries exists under any of them.

         5.18     DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on
Schedule 5.18 are all of Borrowers' and their Restricted Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary: (i) the name and address of such Person; and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

         5.19 COMPLETE DISCLOSURE. Neither this Agreement nor any other Loan Document nor any financial statement, report, notice, mortgage, assignment or certificate furnished or to be furnished to any Lender or Agent by or on behalf of the Borrowers or any of their Restricted Subsidiaries in connection with the transactions contemplated hereby or by such other Loan Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Borrowers or any of their Restricted Subsidiaries which has resulted, or in the future (so far as the Borrowers or any of their Restricted Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of their and their Restricted Subsidiaries' future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21 TAXES AND PAYMENTS. Except as set forth on Schedule 5.21, Borrowers and their Restricted Subsidiaries have filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all taxes and assessments payable by them which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Borrowers and their Restricted Subsidiaries, in accordance with GAAP and for which Borrowers and their Restricted Subsidiaries, as applicable, have provided adequate reserves (in the good faith judgment of the management of Borrowers and their Restricted Subsidiaries). Borrowers and their Restricted Subsidiaries have provided adequate reserves (in the good faith judgment of the management of Borrowers and their Restricted Subsidiaries) for the payment of all federal, state, local and foreign income taxes applicable for the current fiscal year to date. Except as set forth on Schedule 5.21, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Borrowers threatened, by any authority regarding any taxes relating to any of Borrowers or their Restricted Subsidiaries that could reasonably be expected to result in a material liability to any of the Borrowers or their Restricted Subsidiaries. Except as set forth on Schedule 5.21, as of the Closing Date, none of the Borrowers or their Restricted Subsidiaries have entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of the Borrowers or their Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Borrowers or their Restricted Subsidiaries not to be subject to the normally applicable statute of limitations.

         5.22 REAL PROPERTY COLLATERAL. Set forth on Schedule R-1 is a true and complete list of all Real Property Collateral of Borrowers and their Restricted Subsidiaries as of the Closing Date, including, with respect to each property, (a) whether such Real Property Collateral is owned or leased, (b) the identity of the owner or lessee and (c) the location of such Real Property Collateral.

         5.23 INACTIVE SUBSIDIARIES. Each Inactive Subsidiary has no Indebtedness or other material liabilities, conducts no material operations or business and owns no material assets or properties.

6. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations and the termination of this Agreement, Borrowers shall, and shall cause each of their respective Restricted Subsidiaries, the UK

Borrower and the UK Guarantors (and with respect to the covenants contained in Section 6.13, Borrowers shall cause each of their respective Subsidiaries) to, do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrowers also shall keep an inventory reporting system that shows, in a summary fashion, Borrowers' and their Restricted Subsidiaries' Inventory and the book value thereof.

         6.2 COLLATERAL REPORTING. Provide Agent and Documentation Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form reasonably satisfactory to Agent and Documentation Agent:

================================================================================
Weekly (provided that if   (a) a sales journal, collection journal, and credit
Excess Availability is     register since the last such schedule, a report
less than $10,000,000      regarding credit memoranda that have been issued
at any time, then Agent    since the last such report, and a calculation of the
shall have the right to    U.S. Borrowing Base and the UK Borrowing Base
require these items        (each in accordance with the Borrowing Base
more frequently than       Certificate) as of such date, and
weekly)
                           (b) notice of all claims, offsets, or disputes
                           asserted by Account Debtors with respect to
                           Borrowers' and their Restricted Subsidiaries'
                           Accounts.
--------------------------------------------------------------------------------
Monthly (not later than    (c) a detailed calculation of the U.S. Borrowing Base
the 10th Business Day of   and the UK Borrowing Base (including detail regarding
each month)                those Accounts of Borrowers that are not Eligible
                           Accounts),

                           (d) a detailed aging, by total, of the Accounts of Borrowers, together with a reconciliation to the detailed calculation of the U.S. Borrowing Base and the UK Borrowing Base previously provided to Agent,

                           (e) a summary aging, by vendor, of Borrowers' and their Restricted Subsidiaries' accounts payable and any book overdraft,

                           (f) a detailed report regarding Borrowers' and their Restricted Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash,

                           (g) a calculation of U.S. Dilution and UK Dilution for the month most recently ended, and

                           (h) evidence satisfactory to Agent that Borrowers have paid all monthly
================================================================================

================================================================================
                           rent obligations for the prior month at each Rent Reserve Location.

Upon the reasonable        (i) a detailed list of each Borrower's and its
request by Agent (or,      Restricted Subsidiaries' customers,
in the case of clause
(l), the reasonable        (j) a report regarding each Borrower's and its
request by any Lender)     Restricted Subsidiaries' accrued, but unpaid, ad
                           valorem taxes;

                           (k) copies of invoices in connection with Borrowers' and their Restricted Subsidiaries' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Borrowers' and their Restricted Subsidiaries' Accounts and, for Inventory and Equipment acquired by Borrowers or their Restricted Subsidiaries, purchase orders and invoices, and

                           (l) such other reports as to the Collateral, or the financial condition of Borrowers and their Restricted Subsidiaries, as any Lender may reasonably request.
================================================================================

                  In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                           (a) as soon as available, but in any event within 30
days (45 days in the case of a month that is the end of one of Parent's fiscal quarters) after the end of each month during each of Parent's fiscal years,

                           (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow and a consolidating income statement (brought down to the level of operating income, and including the calculation of depreciation and EBITDA), covering Parent's and its Subsidiaries' operations during such period,

                           (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                                    A. the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                          B. the representations and warranties of Borrowers and
                  their Subsidiaries contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                          C. there does not exist any condition or event that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.18, and

                  (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                  (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                  (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                  (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                  (d) if and when filed by any Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                  (ii) any other filings made by any Borrower with the SEC, and

                  (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service (or, if applicable, Borrowers' tax returns filed with the United Kingdom tax authorities),

                  (e) if and when provided, any other information that is provided by Parent or its Subsidiaries to their shareholders generally,

                  (f) if and when filed by any Borrower or its Restricted Subsidiaries and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Borrower or its Restricted Subsidiaries conducts business or is required to pay any such excise tax, (ii) where any Borrower's or its Restricted Subsidiaries' failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower or such Restricted Subsidiaries, or (iii) where any Borrower's or its Restricted Subsidiaries' failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

                  (h) promptly after the commencement thereof, but in any event within five (5) days after the service of process with respect thereto on any Borrower or any of its Restricted Subsidiaries, notice of all actions, suits, or proceedings brought by or against such Borrower or any of its Restricted Subsidiaries before any Governmental Authority, including any Environmental Action, which, if determined adversely to such Borrower or such Restricted Subsidiary, reasonably could be expected to result in a Material Adverse Change,

                  (i) promptly upon receipt thereof, copies of any Tender Offer Documents, Back-end Merger Documents or Other Restructuring Documents not previously delivered to Agent, together with copies of all material governmental notices and correspondence received in connection with the Tender Offer, Back-end Merger or Restructuring, and

                  (j) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrowers or their Restricted Subsidiaries.

         In addition to the financial statements referred to above, Borrowers agree (x) to deliver financial statements prepared on a consolidated and consolidating (with respect to annual statements) basis and (y) that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree to cooperate with Agent to allow Agent to consult with their independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers or their Restricted Subsidiaries that Agent reasonably may request.

         6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements, and upon Agent's or Documentation Agent's reasonable request, copies of all federal income tax returns and United Kingdom tax returns filed with the Internal Revenue Service or, if applicable, the United Kingdom tax authorities.

         6.5 RETURN. Cause returns and allowances as between Borrowers and their Restricted Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrowers and their Restricted Subsidiaries, as they exist at the time of the execution and delivery of this Agreement.

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower, any of its Restricted Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will, and will cause their Restricted Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of Borrowers and their Restricted Subsidiaries by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes (and, if applicable, United Kingdom taxes, national insurance and other contributions), and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower and its Restricted Subsidiaries have made such payments or deposits.

         6.8 INSURANCE.

                  (a) At Borrowers' expense, maintain insurance respecting Borrowers' and their Restricted Subsidiaries' properties and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                  (b) Administrative Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $100,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied in accordance with Section 2.4(d)(ii)(2).

                  (c) Borrowers shall not, and shall not suffer or permit their Restricted Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Borrowers' and their Restricted Subsidiaries' Inventory and Equipment only at the locations identified on Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Administrative Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States or the United Kingdom, and so long as, at the time of such written notification, the applicable Borrower provides Agent a Collateral Access Agreement with respect thereto.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act (and, if applicable, relevant United Kingdom employment legislation), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower or any of its Restricted Subsidiaries is a party or by which any Borrower's or any such Restricted Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's and their Restricted Subsidiaries' valid existence and good standing and any rights and franchises material to their businesses.

         6.13 ENVIRONMENTAL.

                  (a) Keep any property either owned, leased, or operated by any Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, (d) promptly, but in any event within five (5) days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any of its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change, and (e) at the sole cost of Borrowers, provide Agent with access to any records and properties owned, leased, or operated by any Borrower or any of its Subsidiaries as reasonably necessary to verify compliance with Environmental Laws and the requirements hereunder related to environmental matters; provided, that Agent shall have no obligation whatsoever to conduct any such verification.

         6.14 DISCLOSURE UPDATES. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

         6.15 FORMATION OF SUBSIDIARIES. If any Borrower or any Guarantor intends to form any direct or indirect Subsidiary or acquire any direct or indirect Subsidiary after the Closing Date and such Subsidiary is organized in a Relevant Jurisdiction, such Borrower or such Guarantor shall provide at least five (5) days prior written notice to Agent. At the time that any Borrower or any Guarantor forms any such direct or indirect Subsidiary or acquires any such direct or indirect Subsidiary after the Closing Date, such Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a joinder to the U.S. Guaranty (or the UK Guaranty, if applicable) and the Guarantor Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary) (which, in the case of a new Subsidiary organized under the laws of England and Wales, may be in the form of a debenture), as well as appropriate UCC-1 financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent (which, in the case of a new Subsidiary organized under the laws of England and Wales, may be in the form of a debenture), and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

         6.16 INTELLECTUAL PROPERTY.

                  (a) Each Borrower agrees that, should it or any of its Restricted Subsidiaries obtain an ownership interest in any Intellectual Property Right which is not now a part of the Collateral, (i) any such Intellectual Property Right shall automatically become Collateral and (ii) with respect to any ownership interest in any Intellectual Property Right that such Borrower or such Restricted Subsidiary should obtain, it shall give prompt written notice thereof to Agent in accordance with Section 12 hereof. Each Borrower authorizes Agent to modify this Agreement by amending Schedule 5.16(a) (and will cooperate reasonably with Agent in effecting any such amendment) to include any Intellectual Property Right which becomes part of the Collateral under this Section.

                  (b) With respect to material Borrower Intellectual Property Rights, each Borrower agrees, subject to the last sentence of this subsection, to take all necessary steps, including making all necessary payments and filings in connection with registration, maintenance, and renewal of Copyrights, trademarks, and patents in the U.S. Copyright Office, the U.S. Patent and Trademark Office, the United Kingdom Patent Office, any other appropriate government agencies in foreign jurisdictions or in any court, to maintain each such Borrower Intellectual Property Right. Each Borrower agrees to take corresponding steps with respect to each new or acquired material Intellectual Property Right to which it or any of its Restricted Subsidiaries is now or later becomes entitled. Any expenses incurred in connection with such activities shall be borne solely by such Borrower. No Borrower or any of its Restricted Subsidiaries shall discontinue use of or otherwise abandon any Intellectual Property Right without the written consent of Agent, unless such Borrower or such Restricted Subsidiary shall have previously determined that such use or the pursuit or maintenance of such registration is no longer desirable in the conduct of such Borrower's or such Restricted Subsidiary's business and that the loss thereof will not cause a Material Adverse Change, in which case, such Borrower will give notice of any such abandonment to Agent pursuant to the terms of Section 12 hereof.

                  (c) Each Borrower will continue to take all actions reasonably necessary to protect such Borrower's Intellectual Property Rights, including such steps as are set forth in Sections 5.16(a) and (b) above. Each Borrower further agrees to give Agent prompt written notice in accordance with Section 12 hereof if such Borrower or any of its Restricted Subsidiaries enters into any agreements after the Closing Date pursuant to which it grants any right to a third party to use or access the source code of any material computer software programs or applications of which such Borrower or such Restricted Subsidiary is the owner or licensee. Each Borrower authorizes Agent to modify this Agreement by amending Schedule 5.16(b) (and will cooperate reasonably with Agent in effecting any such amendment) to include any such additional license grant(s).

                  (d) Each Borrower agrees to notify Agent promptly and in writing if it learns (i) that any item of the Borrower Intellectual Property Rights contained on Schedule 5.16(a) may be determined to have become abandoned or dedicated or (ii) of any adverse determination or the institution of any proceeding (including the institution of any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office, the United Kingdom Patent Office and any other appropriate government agencies in foreign jurisdictions, or any court) regarding any item of the Borrower Intellectual Property Rights that would cause a Material Adverse Change.

                  (e) In the event that any Borrower becomes aware that any item of the General Intangibles is infringed or misappropriated by a third party, such Borrower shall promptly notify Agent and shall take such actions as such Borrower or Agent deems appropriate under the circumstances to protect such General Intangibles, including suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, unless any such infringement or misappropriation would not cause a Material Adverse Change. Any expense incurred in connection with such activities shall be borne solely by such Borrower.

                  (f) Each Borrower agrees that, should it or any of its Restricted Subsidiaries create or otherwise obtain an ownership interest in, or license of, material Copyrights after the Closing Date, it shall, promptly after such creation or acquisition (but in no event to exceed 60 days after such creation or acquisition), file applications and take any and all other actions reasonably necessary to register all such Copyrights in good faith in accordance with the procedures and regulations of the U.S. Copyright Office in a manner sufficient to impart constructive notice of Borrower's or such Restricted Subsidiary's ownership thereof, and cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such Copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such new Copyrights, which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by such Borrower to Agent of a security interest in such Copyrights.

                  (g) Each Borrower shall maintain copies of all source and object code for all software utilized in its business operations at safe and secure offsite locations reasonably acceptable to Agent, and shall, at the request of Agent, advise the operators of such locations of Agent's security interest in such software, shall keep Agent fully informed of each such location, and shall maintain the currency of all such software stored offsite.

         6.17 AVAILABILITY ON UK BORROWER CLOSING DATE. On the UK Borrower Closing Date, the sum of (a) Excess Availability plus (b) Qualified Cash, shall be not less than $15,000,000.

         6.18 EXCESS AVAILABILITY AT TERM LOAN B MATURITY DATE. Immediately after giving effect to the payment of all outstanding amounts under the Term Loan B at the Term Loan B Maturity Date or otherwise, Borrowers shall have Excess Availability of not less than $10,000,000.

         6.19 UK ADVANCES.

                  (a) Within one Business Day of the UK Borrower Closing Date, the UK Borrower shall make a loan to, or declare a cash dividend in favor of, Parent, in an aggregate amount equal to the UK Borrower Closing Date Amount; provided that any such loan shall be evidenced by a UK Borrower Promissory Note.

                  (b) After the UK Borrower Closing Date, in the event that, on any date of determination, (i) the average amount of U.S. Borrowers' Excess U.S. Availability during the immediately preceding 30-day period is less than $15,000,000 and (ii) the sum of Qualified UK Cash and Excess UK Availability is greater than $3,500,000, then, to the extent permitted under the applicable laws of England and Wales and the fiduciary duties of the directors of the UK Borrower, within two (2) Business Days of such date, the UK Borrower shall make a loan to, or declare a cash dividend in favor of, Parent, in an aggregate amount equal to (x) Qualified UK Cash and Excess UK Availability as of such date minus (y) $3,500,000; provided that any such loan shall be evidenced by a UK Borrower Promissory Note.

         6.20 REAL ESTATE SURVEYS. Upon the reasonable request of Agent and Documentation Agent, Borrowers shall (i) retain surveyors to prepare an as-built real estate survey with respect to any parcel composing the Real Property Collateral, the surveyors retained for such surveys, the scope of the surveys, and the results thereof shall be reasonably acceptable to Agent and Documentation Agent, and (ii) deliver any such surveys to Agent within 90 days of any such request.

         6.21 CLEAN-UP OF CERTAIN INTELLECTUAL PROPERTY. On or prior to the date that is 30 days after the Closing Date, Borrowers shall, and shall cause their Restricted Subsidiaries to, prepare and deliver, or cause to be delivered, to the U.S. Patent and Trademark Office and its counterpart entities in foreign jurisdictions, as applicable, in good faith in accordance with the procedures and regulations of the applicable entity, all documents, instruments or other information necessary to cause the records of such entity to accurately and properly reflect that the Borrowers and the Restricted Subsidiaries are the registrants or applicants, as applicable, of record of the Intellectual Property, to the extent that such records do not already accurately and properly so reflect, free and clear of all liens, claims and encumbrances, other than any security interest granted pursuant to the Loan Documents. Following such delivery, Borrowers shall promptly provide to Agent reasonable documentation of such delivery, including verification of receipt by the applicable entity.

7.       NEGATIVE COVENANTS.

             Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations and the termination of this Agreement, Borrowers will not, and will not permit the UK Borrower, the UK Guarantors, or any of their respective Restricted Subsidiaries to, do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                  (b) Indebtedness set forth on Schedule 5.20;

                  (c) Permitted Purchase Money Indebtedness;

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as either: (i) such Indebtedness does not exceed, in the aggregate $100,000 or (ii) (A) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (B) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (C) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (D) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (E) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

                  (e) the Newco Loans, to the extent subject to the Intercompany Subordination Agreement;

                  (f) Indebtedness owed to any Borrower or Restricted Subsidiary so long as such Indebtedness is (i) not secured by any of the assets or properties of any Borrower or Restricted Subsidiary and (ii) subject to the terms and provisions of the Intercompany Subordination Agreement;

                  (g) endorsement of instruments or other payment items for deposit;

                  (h) Indebtedness composing Permitted Investments; and

                  (i) Indebtedness evidenced by the Wace Notes, so long as the Wace Notes are in form and substance reasonably satisfactory to Agent and Documentation Agent.

         7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Other than the Back-end Merger, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or purchase all or substantially all of the assets or Stock of any other Person, in any case, in one transaction or a series of transactions; provided, that any Borrower or Restricted Subsidiary may merge into any other Borrower or Restricted Subsidiary.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or any of its Restricted Subsidiaries.

         7.5 CHANGE NAME. Change any Borrower's or any of its Restricted Subsidiaries' names, FEINs, organizational identification number, state of organization or organizational identity; provided, however, that a Borrower or any of its Restricted Subsidiaries may change their names or organizational identities upon at least 30 days' prior written notice by Administrative Borrower to Agent of such change so long as, (a) at the time of such written notification, such Borrower or such Restricted Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens and (b) immediately after such name change Administrative Borrower provides Agent with evidence of such name change (including copies of any related public filings).

         7.6 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' or their Restricted Subsidiaries' business.

         7.7 PREPAYMENTS AND AMENDMENTS. Except in connection with (x) a refinancing permitted by Section 7.1(d), (y) the Restructuring and (z) payments to the Existing Lender specified in the Pay-Off Letter to be paid on the Closing Date,

                  (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Restricted Subsidiaries, other than (i) the Obligations in accordance with this Agreement, (ii) the Wace Notes, to the extent required by the terms of the Wace Notes (as in effect on the date upon which such Wace Notes are first executed and delivered), so long as no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to such prepayment, and (iii) intercompany Indebtedness (to the extent subject to and permitted by the Intercompany Subordination Agreement), or

                  (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of the provisions of the Pay-Off Letter relating to the Fleet Earn-out Payment, the Wace Notes, or any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.8 [INTENTIONALLY OMITTED]

         7.9 CONSIGNMENTS. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.10 DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Borrower or Restricted Subsidiary to another Borrower or Restricted Subsidiary, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding (collectively, a "Distribution"); other than to Kohlberg for (i) a fee in an aggregate amount not to exceed $3,000,000, payable in connection with the transactions consummated on the Closing Date, payable on any date after the UK Borrower Closing Date, so long as Borrowers shall have fulfilled the covenants set forth in Section 6.17 and so long as no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to any such Distribution, and (ii) annual management fees in an aggregate amount not to exceed $500,000 per annum, payable quarterly (collectively, the "Kohlberg Management Fees") plus reasonable out-of-pocket expenses not to exceed $100,000 during any fiscal year, so long as no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to any such Distribution.

         7.11 ACCOUNTING METHODS. Modify or change its fiscal year or method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' or their Restricted Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrowers' and their Restricted Subsidiaries' financial condition

         7.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers and their Restricted Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 at any one time unless the applicable Borrower or any of its Restricted Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, Borrowers shall not, and shall not permit their Restricted Subsidiaries to, establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

         7.13 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by
Section 7.10, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

         7.14 SUSPENSION. Suspend or go out of a substantial portion of its or their business.

         7.15 [INTENTIONALLY OMITTED].

         7.16 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, (i) to repay an agreed-upon amount of the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby (including the transactions contemplated by the Restructuring), and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.17 INVENTORY AND EQUIPMENT WITH BAILEES. Store the Inventory or Equipment of Borrowers or their Restricted Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Agent's prior written consent (not to be unreasonably withheld).

         7.18 FINANCIAL COVENANTS.

                  (a) Fail to maintain or achieve:

                  (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

-----------------------------------------------------------------------------------------------
      Applicable Amount                                 Applicable Period
-----------------------------------------------------------------------------------------------
         $20,000,000               For the 6-month period ending on the last day of the fiscal quarter ended December 31, 2003
-----------------------------------------------------------------------------------------------
         $27,000,000               For the 9-month period ending on the last day of the fiscal quarter ended March 31, 2004
-----------------------------------------------------------------------------------------------
         $35,000,000               For the 12-month period ending on the last day of the fiscal quarter ended June 30, 2004
-----------------------------------------------------------------------------------------------
         $34,000,000               For the 12-month period ending on the last day of the fiscal quarter ended September 30, 2004
-----------------------------------------------------------------------------------------------
         $33,000,000               For the 12-month period ending on the last day of the fiscal quarter ended December 31, 2004
-----------------------------------------------------------------------------------------------
         $32,000,000               For the 12-month period ending on the last day of the fiscal quarter ended March 31, 2005
-----------------------------------------------------------------------------------------------
         $30,000,000               For the 12-month period ending on the last day of the fiscal quarter ended June 30, 2005
-----------------------------------------------------------------------------------------------
         $31,000,000               For the 12-month period ending on the last day of the fiscal quarter ended September 30, 2005
-----------------------------------------------------------------------------------------------
         $31,000,000               For the 12-month period ending on the last day of the fiscal quarter ended December 31, 2005
-----------------------------------------------------------------------------------------------
         $33,000,000               For the 12-month period ending on the last day of the fiscal quarter ended March 31, 2006
-----------------------------------------------------------------------------------------------
         $33,000,000               For the 12-month period ending on the last day of the fiscal quarter ended June 30, 2006
-----------------------------------------------------------------------------------------------
         $33,000,000               For the 12-month period ending on the last day of the fiscal quarter ended September 30, 2006
-----------------------------------------------------------------------------------------------
         $33,000,000               For the 12-month period ending on the last day of the fiscal quarter ended December 31, 2006
-----------------------------------------------------------------------------------------------
         $35,000,000               For the 12-month period ending on the last day of the fiscal quarter ended March 31, 2007
-----------------------------------------------------------------------------------------------
         $35,000,000                                 For the 12-month period
                                              ending each fiscal quarter thereafter
-----------------------------------------------------------------------------------------------

                  (ii) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

----------------------------------------------------------------------------
Applicable Ratio                         Applicable Period
----------------------------------------------------------------------------
     1.4:1.0                For the 6-month period ending December 31, 2003
----------------------------------------------------------------------------
     1.4:1.0                  For the 9-month period ending March 31, 2004
----------------------------------------------------------------------------
    1.35:1.0                  For the 12-month period ending June 30, 2004
----------------------------------------------------------------------------
    1.25:1.0               For the 12-month period ending September 30, 2004
----------------------------------------------------------------------------
    1.25:1.0               For the 12-month period ending December 31, 2004
----------------------------------------------------------------------------
    1.25:1.0                 For the 12-month period ending March 31, 2005
----------------------------------------------------------------------------
    1.25:1.0                   For the 12-month period ending each fiscal
                                         quarter thereafter
----------------------------------------------------------------------------

                  (b) LEVERAGE RATIO.

                  (i) Permit a Leverage Ratio, measured on a fiscal quarter-end basis, to exceed the required amount set forth in the following table for the applicable period.

--------------------------------------------------------------------------
Applicable Ratio                          Applicable Period
--------------------------------------------------------------------------
    2.5:1.0                For the 6-month period ending December 31, 2003
--------------------------------------------------------------------------
    2.5:1.0                  For the 9-month period ending March 31, 2004
--------------------------------------------------------------------------

                  (ii) Permit a Leverage Ratio, measured on a fiscal quarter-end basis, to exceed the required amount set forth in the following table for the applicable period.

--------------------------------------------------------------------------
Applicable Ratio                       Applicable Period
--------------------------------------------------------------------------
    2.35:1.0                For the 12-month period ending June 30, 2004
--------------------------------------------------------------------------
    2.25:1.0             For the 12-month period ending September 30, 2004
--------------------------------------------------------------------------
    2.25:1.0              For the 12-month period ending December 31, 2004
--------------------------------------------------------------------------

------------------------- -------------------------------------------------------------------
     2.0:1.0                             For the 12-month period ending March 31, 2005
------------------------- -------------------------------------------------------------------
     2.0:1.0                              For the 12-month period ending June 30, 2005
------------------------- -------------------------------------------------------------------
     2.0:1.0                           For the 12-month period ending September 30, 2005
------------------------- -------------------------------------------------------------------
    1.75:1.0                            For the 12-month period ending December 31, 2005
------------------------- -------------------------------------------------------------------
    1.25:1.0                             For the 12-month period ending March 31, 2006
------------------------- -------------------------------------------------------------------
    1.25:1.0                              For the 12-month period ending June 30, 2006
------------------------- -------------------------------------------------------------------
    1.25:1.0                           For the 12-month period ending September 30, 2006
------------------------- -------------------------------------------------------------------
    1.25:1.0                            For the 12-month period ending December 31, 2006
------------------------- -------------------------------------------------------------------
     1.0:1.0                             For the 12-month period ending March 31, 2007
------------------------- -------------------------------------------------------------------
     1.0:1.0                               For the 12-month period ending each fiscal
                                                      quarter thereafter
------------------------- -------------------------------------------------------------------

                  (c) CAPITAL EXPENDITURES. Make capital expenditures in the periods set forth below in excess of the amount set forth in the following table for the applicable period:

---------------------------------------------------------
From the Closing Date until     Fiscal Year 2004 and each
December 31, 2003               Fiscal Year thereafter
---------------------------------------------------------
    $ 6,250,000                      $15,000,000
---------------------------------------------------------

         7.19 INACTIVE SUBSIDIARIES. Each Inactive Subsidiary will not incur any Indebtedness or other material liabilities, conduct any material operations or business or own or acquire any material assets or properties.

         7.20 TENDER OFFER DOCUMENTS, BACK-END MERGER DOCUMENTS, AND OTHER RESTRUCTURING DOCUMENTS. Amend or modify in any way materially adverse to Borrowers, Agent or Lenders, any term or provision of the Tender Offer Documents, Back-end Merger Documents, or Other Restructuring Documents.

         7.21 FLOW OF FUNDS. Permit any wire transfer to be made in connection with the Restructuring, except as set forth in the Flow of Funds Letter.

         7.22 FLEET EARN-OUT PAYMENT. Make the Fleet Earn-out Payment, unless no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to such payment.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If any Borrower or any of its Restricted Subsidiaries fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Group Expenses to the Loan Account (or any sub-account thereof, as applicable), such event shall not constitute an Event of Default if, within three (3) Business Days of its receipt of telephonic notice of such Overadvance, Borrowers eliminate such Overadvance;

         8.2 If any Borrower, any Restricted Subsidiary, any UK Borrower or any UK Guarantor:

                  (a) fails to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 2.7, 3.2, 4.2, 4.4, 4.6, 6.8, 6.12, 6.15, 6.18 and 7.1 through 7.20 of this Agreement;

                  (b) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 4.5, 6.2, 6.3, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, 6.14, 6.16, and 6.17 of this Agreement and such failure continues for a period of five (5) Business Days; or

                  (c) fails or neglects to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 Business Days;

                  ; provided that, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, the Lender Group shall be relieved of its obligation to extend credit hereunder;

         8.3 If any material portion of any Borrower's, any of its Restricted Subsidiaries', the UK Borrower's or any of the UK Guarantor's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by any Borrower, the UK Borrower, any of the U.K. Guarantors or any of the Restricted Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against any Borrower, any of its Restricted Subsidiaries, the UK Borrower or any of the UK Guarantors and any of the following events occur: (a) the applicable entity consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee (or, if applicable, a trustee, an administrator, administrative or other receiver or similar officer) is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower, any of its Restricted Subsidiaries, the UK Borrower or any of the UK Guarantors, or (e) an order for relief shall have been entered therein;

         8.6 If any Borrower, any of its Material Restricted Subsidiaries, the UK Borrower or any of the Material UK Guarantors is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7      (a)      If a notice of Lien is filed of record with respect
to any Borrower's, any of its Restricted Subsidiaries', the UK Borrower's or any of the UK Guarantors' assets by the United States or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of the Lender Group in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or

                  (b) If a notice of Lien is filed of record with respect to any Borrower's assets or any of the UK Borrower's, a UK Guarantor's or any Restricted Subsidiary's assets by any state, county, municipal, governmental agency or Governmental Authority that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least five (5) days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Agent shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Agent, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Agent, in its Permitted Discretion, to arise in connection therewith);

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any portion of any Borrower's, any of its Restricted Subsidiaries', the UK Borrower's or any of the UK Guarantors' properties or assets, unless (a) all such judgments and claims do not, in the aggregate, exceed $250,000 and are vacated, stayed, released or discharged within 30 days or (b) all such judgments and claims, in the aggregate, do not exceed $250,000;

         8.9 If there is a default in one or more agreements to which any Borrower, any of its Restricted Subsidiaries, the UK Borrower or any of the UK Guarantors is a party relative to such entity's Indebtedness involving an aggregate amount of $250,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable entity's obligations thereunder, or to terminate such agreement;

         8.10 If any Borrower, any of its Restricted Subsidiaries, the UK Borrower or any of the UK Guarantors makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Borrower, any Restricted Subsidiary, the UK Borrower, any UK Guarantor, or any officer, employee, agent, or director of any Borrower, any of its Restricted Subsidiaries, the UK Borrower or any of the UK Guarantors;

         8.12 If the obligation of any Guarantor under the UK Guaranty or the U.S. Guaranty is terminated by operation of law or by such Guarantor thereunder;

         8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

         8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, any Restricted Subsidiary, the UK Borrower or any UK Guarantor, or a proceeding shall be commenced by any Borrower, any Restricted Subsidiary, the UK Borrower or any UK Guarantor, or by any Governmental Authority having jurisdiction over any Borrower, any Restricted Subsidiary, the UK Borrower or any UK Guarantor, seeking to establish the invalidity or unenforceability thereof, or any Borrower, any Restricted Subsidiary, the UK Borrower or any UK Guarantor shall deny that any Borrower or its

Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

         8.15 If any Change of Control shall occur.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Borrowers' Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account (or any sub-account thereof, as applicable) with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Cause Borrowers to hold all of their returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of Borrowers or in Borrowers' possession;

                  (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Borrower Collateral if Agent so requires, and to make the Borrower Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Borrower Collateral is located, to take and maintain possession of the Borrower Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Borrower Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account (or any sub-account thereof, as applicable) therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to any Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                  (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Each Borrower hereby grants to Agent, for the benefit of the Lender Group, a license or other right to use, without charge, such Borrower's labels, patents, Copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

                  (k) Agent shall give notice of the disposition of the Borrower Collateral as follows:

                  (i) Agent shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (l) Agent, on behalf of the Lender Group and with the consent of the Lenders, may credit bid and purchase at any public sale;

                  (m) Agent may seek the appointment of a receiver, administrator or administrative receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver, administrator or administrative receiver without the requirement of prior notice or a hearing; and

                  (n) The Lender Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Document;

; provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If any Borrower or any of its Restricted Subsidiaries fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower or any such Restricted Subsidiary, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account (or any sub-account thereof, as applicable) as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrowers.

         11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Restricted Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its Affiliates. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH

INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

            If to Administrative
            Borrower:                  APPLIED GRAPHICS TECHNOLOGIES, INC.
                                       450 West 33rd Street
                                       New York, New York 10001
                                       Attn: Chief Financial Officer
                                       Fax No. 212-210-6784

            with copies to:            ROPES & GRAY LLP
                                       One International Place
                                       Boston, Massachusetts 02110-2624
                                       Attn: Daniel S. Evans, Esq.
                                       Fax No. 617-951-7050

            If to Agent:               WELLS FARGO FOOTHILL, INC.
                                       One Boston Place, 18th Floor
                                       Boston, Massachusetts 02108
                                       Attn: Business Finance Manager
                                       Fax No. 617-523-1697

            with copies to:            MORRISON & FOERSTER LLP
                                       1290 Avenue of the Americas, 41st Floor
                                       New York, New York 10104-0050
                                       Attn: Mark B. Joachim, Esq.
                                       Fax No. 212-468-7900

            If to Documentation
            Agent:                     SILVER POINT FINANCE, LLC
                                       600 Steamboat Road

                                       Greenwich, Connecticut 06830
                                       Attn: Zac Zeitlin
                                       Fax No. 203-618-2698

            with copies to:            SCHULTE ROTH & ZABEL LLP
                                       919 Third Avenue
                                       New York, New York 10022
                                       Attn: Frederic L. Ragucci, Esq.
                                       Fax No. 212-593-5955

                               and     TRS THEBE LLC
                                       90 Hudson Street
                                       Jersey City, NJ 07302
                                       Attn: John Pineiro
                                       Fax No. 201-593-2315

                  Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN

THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply to an Affiliate of a Lender or a Related Fund); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender or (y) the assignee is an Affiliate of a Lender or a Related Fund.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.8 of this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition

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of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein (including Section 6.12) or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant, (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating, or (F) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of any Borrower; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Restricted Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The

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provisions of this Section 14.1(e) are solely for the benefit of the Lender
Group, and none of the Borrowers shall have any rights as a third party beneficiary of any such provisions.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 17.8, disclose on a confidential basis all documents and information which it now or hereafter may have relating to Borrowers and their Restricted Subsidiaries and their respective businesses.

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  (h) Administrative Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan B held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register (other than with respect to an assignment or delegation covered by Section 14.1(a)(y)), together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrowers shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation covered by Section 14.1(a)(y), the assigning Lender shall maintain a comparable Register, on behalf of Administrative Borrower.

                  (i) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

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         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers), do any of the following:

                  (a) increase or extend any Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                  (d) change the percentage of the Commitments that is required to take any action hereunder,

                  (e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

                  (f) release Collateral other than as permitted by Section
16.12,

                  (g) change the definition of "Required Lenders" or "Pro Rata Share",

                  (h) contractually subordinate any of the Agent's Liens,

                  (i) release any Borrower or Guarantor from any obligation for the payment of money, or

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

                  (j) change the definition of Borrowing Base, UK Borrowing Base, U.S. Borrowing Base, or the definitions of Eligible Accounts, Maximum Revolver Amount, Term Loan A Amount, Term Loan B Amount, or change Section 2.1(c) or Section 2.4(b); or

                  (k) amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

Lenders have executed the Lender Side Letter Agreement pursuant to which they have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Lenders, with respect to such matters, are subject to the Lender Side Letter Agreement.

       15.2 REPLACEMENT OF HOLDOUT LENDER.

                  (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

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

         15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers or their Restricted Subsidiaries of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 (other than the proviso to Section 16.11(e)) are solely for the benefit of Agent and the Lenders, and Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Restricted Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents,
(c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Restricted Subsidiaries as provided in the Loan Documents,
(e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Restricted Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers or their Subsidiaries, the Obligations, the Collateral, the Collections of Borrowers and their Restricted Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except in the case of Agent with respect to actual knowledge of the existence of any Overadvance and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Restricted Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections of Borrowers and their Restricted Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including the fees and expenses of attorneys, accountants, advisors, and consultants) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

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         16.11    WITHHOLDING TAXES.

                  (a) If any Lender is a "foreign person" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative
Borrower:

                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower; and

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other

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

documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  (e) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of a Lender, including a change in the residence, place of organization, or principal place of business of a Lender, or a change in the branch or lending office of a Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

                  (f) If Agent or any Lender shall determine that it has received a refund in respect of any Taxes as to which it has been indemnified by Borrowers pursuant to this

Section 16.11, it shall notify Administrative Borrower of such refund and shall, within 30 days after receipt of a request by Administrative Borrower, repay such refund to Borrowers (to the extent of amounts that have been paid by Borrowers under this Section 16.11 with respect to such refund plus interest that is actually received by Agent or such Lender as part of the refund), net of all expenses of Agent or such Lender and without any additional interest thereon; provided, that Borrowers, upon request by Agent or such Lender, agree to return such refund (plus penalties, interest and other charges) to Agent or such Lender in the event Agent or such Lender is required to repay such refund. Nothing contained in this Section 16.11(f) shall require Agent or any Lender to make available to any Borrower or any other Person any of its tax returns (or any other information relating to its taxes that it deems to be confidential.

         16.12    COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which no Borrower or any of its Subsidiaries owned any interest at the time the Agent's Lien was granted or at any time thereafter, or (iv) constituting property leased to a Borrower or any of its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any material portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

16.13    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this agreement, each lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                  (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

                  (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account (or any sub-account thereof, as applicable), Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

17.      GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

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

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing in accordance with Section 15.1.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8 CONFIDENTIALITY.

                  (a) The Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for, and other advisors, accountants, auditors, and consultants to, any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this
Section 17.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrowers or their Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.8 shall survive for two
(2) years after the payment in full of the Obligations.

                  (b) Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all opinions, tax analyses, and all other written materials related to such tax structure and tax treatment). Borrowers do not intend to treat the loans made hereunder as being a "reportable transaction" (within the meaning of Section 1.6011-4 (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC). In the event that any Borrower determines to take any action inconsistent with such intention, it shall promptly notify Agent thereof. Each Borrower acknowledges that one or more of the Lenders may treat its ratable part of the Obligations and Commitments hereunder and under the other Loan Documents as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1 (or any successor provisions), and Agent and such Lender or Lenders, as applicable, may file such Internal Revenue Service forms or maintain such lists and other records as they may determine is required by such Treasury Regulations. The preceding provisions set forth in this Section 17.8(b) are intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto

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

acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

         17.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.10 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

         17.11 DETERMINATIONS; JUDGMENT CURRENCY.

                  (a) This is an international financial transaction in which the specification of a currency and payment in New York City is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the

Agent's Account in immediately available funds. To the fullest extent permitted by applicable law, the Obligations of each Borrower to Agent and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to the Agent's Account to the extent that the amount so paid after conversion under this Agreement and transfer to the Agent's Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining or enforcing judgment against Borrowers in any court in any jurisdiction in connection with this Agreement or any Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the "Judgment Currency") an amount due under this Agreement or any Loan Document in Dollars other than Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 17.11 being hereinafter referred to as the "Judgment Conversion Date").

                  (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Borrowers shall pay such additional amount (if any and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term "rate of exchange" in this Section means the spot rate of exchange at which Agent would, on the relevant date at or about 12:00 noon (California time), be prepared to sell Dollars against the Judgment Currency.

                  (c) Any amount due from Borrowers under this Section 17.11 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any Loan Document.

                  (d) Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is determined in another currency, Agent shall determine the applicable exchange rate in its sole discretion.

         17.12 SYNDICATION. Lenders' Commitments hereunder are subject to the absence of any material adverse conditions in loan syndication or financial or capital market conditions generally that would make the proposed syndication impracticable or materially more burdensome. In addition, with the prior consent of the Lenders, the terms of the Commitments may be modified to reflect market conditions.

                          [Signature pages to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    APPLIED GRAPHICS TECHNOLOGIES, INC.,
                                    a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    COLOR CONTROL, INC.,
                                    a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    AGILE ENTERPRISE, INC.,
                                    a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    BLACK DOT GRAPHICS, INC.,
                                    an Illinois corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    ORENT GRAPHICARTS, INC.,
                                    a Nebraska corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    TYPO-GRAPHICS, INC.,
                                    a Florida corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    AMBROSI & ASSOCIATES, INC.,
                                    a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    ABD GROUP, INC.,
                                    an Illinois corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    MERIDIAN RETAIL, INC.,
                                    a Nebraska corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    PROOF POSITIVE/FARROWLYNE ASSOCIATES, INC., a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    RETAIL PROFIT SOLUTIONS, INC.,
                                    a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                                    SEVEN WORLDWIDE, INC.,
                                    a Delaware corporation

                                    By: ________________________________
                                    Name:
                                    Title:

                    WELLS FARGO FOOTHILL, INC.,
                    a California corporation, as Agent and as a Lender

                    By: ____________________________________
                    Name:
                    Title:

                    SILVER POINT FINANCE, LLC,
                    a Delaware limited liability company, as Documentation Agent

                    By: ____________________________________
                    Name:
                    Title:

                    TRS THEBE, LLC,
                    a Delaware limited liability company, as a Lender

                    By: __________________________________
                    Name:
                    Title:

                             EXHIBITS AND SCHEDULES

Exhibit A-1                                 Form of Assignment and Acceptance
Exhibit B-1                                 Form of Borrowing Base Certificate
Exhibit C-1                                 Form of Compliance Certificate
Exhibit L-1                                 Form of LIBOR Notice

Schedule A-1                                Agent's Account
Schedule C-1                                Commitments
Schedule D-1                                Designated Account
Schedule E-1                                Eligible Equipment
Schedule F-1                                EBITDA
Schedule P-1                                Permitted Liens
Schedule R-1                                Real Property Collateral
Schedule 2.7(a)                             Cash Management Banks
Schedule 5.5                                Locations of Inventory and Equipment
Schedule 5.7(a)                             States of Organization
Schedule 5.7(b)                             Chief Executive Offices
Schedule 5.7(c)                             FEINs
Schedule 5.7(d)                             Commercial Tort Claims
Schedule 5.8(b)                             Capitalization of Borrowers
Schedule 5.8(c)                             Capitalization of Borrowers' Restricted Subsidiaries
Schedule 5.8(d)                             Subscriptions, Options, Warrants or Calls
Schedule 5.10                               Litigation
Schedule 5.13                               Employee Benefits
Schedule 5.14                               Environmental Matters
Schedule 5.16(a)                            Intellectual Property
Schedule 5.16(b)                            Source Code Licenses
Schedule 5.16(e)                            Intellectual Property Claims
Schedule 5.18                               Deposit Accounts and Securities Accounts
Schedule 5.20                               Permitted Indebtedness
Schedule 5.21                               Taxes and Payments

                                  SCHEDULE A-1
                                 AGENT'S ACCOUNT

                  An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  SCHEDULE C-1
                                   COMMITMENTS

-----------------------------------------------------------------------------------------------------------------------------
            LENDER               REVOLVER COMMITMENT    TERM LOAN A COMMITMENT     TERM LOAN B COMMITMENT    TOTAL COMMITMENT
-----------------------------------------------------------------------------------------------------------------------------
Wells Fargo Foothill, Inc.          $29,000,000              $11,000,000                                      $ 40,000,000
-----------------------------------------------------------------------------------------------------------------------------
CIT                                 $14,500,000              $ 5,500,000                                      $ 20,000,000
-----------------------------------------------------------------------------------------------------------------------------
Merrill                             $14,500,000              $ 5,500,000                                      $ 20,000,000
-----------------------------------------------------------------------------------------------------------------------------
TRS Thebe                                                                                $27,000,000          $ 27,000,000

-----------------------------------------------------------------------------------------------------------------------------
All Lenders                         $58,000,000              $22,000,000                 $27,000,000          $107,000,000
-----------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE D-1
                               DESIGNATED ACCOUNT

                  Account number _________ of Administrative Borrower maintained with Administrative Borrower's Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designed as such, in writing, by Administrative Borrower to Agent.

         "Designated Account Bank" means ____________, whose office is located at _________, and whose ABA number is________________.